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                                                                    Exhibit 10.2

                                                                  EXECUTION COPY
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                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                           COLOR SPOT NURSERIES, INC.,

                        COLOR SPOT CHRISTMAS TREES, INC.,

                                LONE STAR, INC.,

                              LSGR HOLDINGS, INC.,

                            LONE STAR GROWERS, L.P.,

                                ODA NURSERY, INC.

                                       AND

                           CATALYST EQUITY FUND, L.P.


                ------------------------------------------------


                          $12,000,000 PRINCIPAL AMOUNT

                    SECURED SENIOR SUBORDINATED NOTE DUE 2003

                ------------------------------------------------


                          DATED AS OF NOVEMBER 20, 2001


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                                TABLE OF CONTENTS
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1.       DEFINITIONS; COLLATERAL DEFINITIONS; ACCOUNTING TERMS....................................................2
         1.1      Definitions.....................................................................................2
         1.2      Accounting Terms and Computations..............................................................18
         1.3      Covenants......................................................................................18
         1.4      Captions; Construction and Interpretation......................................................18
         1.5      Determinations.................................................................................18

2.       PURCHASE AND SALE OF THE NOTE...........................................................................18
         2.1      Authorization..................................................................................18
         2.2      Purchase of the Note; Issue Price..............................................................19
         2.3      Closing........................................................................................19
         2.4      Use of Proceeds................................................................................19

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS........................................19
         3.1      Organization and Qualification.................................................................20
         3.2      Corporate or Other Power.......................................................................20
         3.3      Authorization; Binding Obligations.............................................................20
         3.4      Subsidiaries...................................................................................20
         3.5      Conflict with Other Instruments; Existing Defaults.............................................21
         3.6      Governmental and Other Third Party Consents....................................................21
         3.7      Capitalization.................................................................................22
         3.8      Names; Business Locations......................................................................22
         3.9      Financial Statements...........................................................................23
         3.10     Absence of Certain Changes.....................................................................23
         3.11     Existing Indebtedness; Existing Liens; Investments.............................................24
         3.12     Litigation.....................................................................................25
         3.13     Transactions With Affiliates...................................................................26
         3.14     Compliance with Laws; Permits..................................................................26
         3.15     Real Property..................................................................................27
         3.16     Employee Benefit Plans; ERISA..................................................................27
         3.17     Taxes..........................................................................................28
         3.18     Title to Property; Liens.......................................................................29
         3.19     Environmental Matters..........................................................................29
         3.20     Intellectual Property..........................................................................30
         3.21     Labor Relations................................................................................30
         3.22     Insurance......................................................................................31
         3.23     Business Relationships.........................................................................31
         3.24     Solvency.......................................................................................31
         3.25     Depository and Other Accounts..................................................................31
         3.26     Brokers; Certain Expenses......................................................................32

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         3.27     No Event of Default............................................................................32
         3.28     Financial Sophistication.......................................................................32
         3.29     Equipment......................................................................................32
         3.30     Senior Status..................................................................................33
         3.31     10 1/2% Notes..................................................................................33
         3.32     Inventory......................................................................................33
         3.33     Accounts.......................................................................................33
         3.34     SEC Filings....................................................................................33
         3.35     Disclosure.....................................................................................33
         3.36     Survival of Representations and Warranties.....................................................34

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................................................34
         4.1      Investment Intent..............................................................................34
         4.2      Accredited Investor Status.....................................................................34

5.       CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER..........................................................34
         5.1      Closing Date...................................................................................35
         5.2      Representations and Warranties; No Default.....................................................35
         5.3      Payment of  Fees...............................................................................35
         5.4      Purchase Permitted By Applicable Laws..........................................................35
         5.5      No Injunction, Order or Suit...................................................................35
         5.6      Delivery of Certain Closing Documents..........................................................36
         5.7      Senior Credit Facility.........................................................................36
         5.8      Opinion of Counsel.............................................................................36
         5.9      Delivery of Corporate Documents................................................................37
         5.10     Insurance......................................................................................37
         5.11     Third-Party Consents...........................................................................37
         5.12     Financial Statements...........................................................................38
         5.13     Exchange Offer.................................................................................38
         5.14     Restructuring of Heller Note...................................................................38
         5.15     Restructuring of Series A Preferred Stock......................................................38
         5.16     Proceedings Satisfactory.......................................................................38

6.       ACTIONS AND DOCUMENTS RELATING TO THE COLLATERAL........................................................38

7.       INDEMNIFICATION; FEES AND EXPENSES......................................................................39
         7.1      Transfer Taxes.................................................................................39
         7.2      Losses.........................................................................................39
         7.3      Indemnification Procedures.....................................................................40
         7.4      Contribution...................................................................................41
         7.5      Commitment Fee.................................................................................41
         7.6      Reimbursement of Deal-Related Costs and Expenses...............................................41
         7.7      Costs and Expenses.............................................................................42

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8.       AFFIRMATIVE COVENANTS...................................................................................43
         8.1      Payment of Note and Other Obligations..........................................................43
         8.2      Performance of Investment Documents............................................................43
         8.3      Visits and Inspections; Lender Meeting.........................................................43
         8.4      Notices........................................................................................43
         8.5      Financial Statements...........................................................................44
         8.6      Guarantor Financial Statements.................................................................45
         8.7      Landlord and Storage Agreements................................................................45
         8.8      Projections....................................................................................45
         8.9      Subsidiaries...................................................................................45
         8.10     Compliance with Laws; Consents.................................................................46
         8.11     Legal Existence................................................................................46
         8.12     Books and Records..............................................................................46
         8.13     Maintenance of Properties......................................................................46
         8.14     Insurance......................................................................................46
         8.15     Payment of Obligations.........................................................................47
         8.16     Compliance with Material Contracts.............................................................48
         8.17     Environmental Matters..........................................................................48
         8.18     Future Information.............................................................................48
         8.19     Further Assurances.............................................................................48
         8.20     Financial Covenants............................................................................49
         8.21     Senior Status..................................................................................50
         8.22     10 1/2% Notes..................................................................................50
         8.23     Lien on Realty.................................................................................50
         8.24     Opinions.......................................................................................51
         8.25     Delivery of Collateral.........................................................................51

9.       NEGATIVE COVENANTS......................................................................................51
         9.1      Mergers; Consolidations; Acquisitions; Structural Changes......................................51
         9.2      Loans..........................................................................................51
         9.3      Total Indebtedness.............................................................................52
         9.4      Affiliate Transactions.........................................................................52
         9.5      Limitation on Liens............................................................................53
         9.6      Payments and Amendments of Subordinated Debt...................................................53
         9.7      Amendments Regarding Preferred Stock...........................................................54
         9.8      Amendments of Bank Credit Documents............................................................54
         9.9      Distributions..................................................................................54
         9.10     Capital Expenditures...........................................................................54
         9.11     Disposition of Assets..........................................................................55
         9.12     Additional Securities..........................................................................55
         9.13     Bill-and-Hold Sales, Etc.......................................................................55
         9.14     Restricted Investment..........................................................................55
         9.15     Subsidiaries and Joint Ventures................................................................55
         9.16     Tax Consolidation..............................................................................55

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         9.17     Fiscal Year End................................................................................56
         9.18     Limitations on Payment Restrictions Affecting Subsidiaries.....................................56
         9.19     Change in Business.............................................................................56
         9.20     Subordination..................................................................................56
         9.21     Accounting Changes.............................................................................56
         9.22     Hazardous Substances...........................................................................56

10.      DEFAULTS AND REMEDIES...................................................................................56
         10.1     Events of Default..............................................................................56
         10.2     Acceleration...................................................................................59
         10.3     Set Off and Sharing of Payments................................................................60
         10.4     Other Remedies.................................................................................60
         10.5     Appointment of Receiver........................................................................60
         10.6     Waiver of Past Defaults........................................................................60

11.      WAIVER..................................................................................................60

12.      POWER OF ATTORNEY.......................................................................................61

13.      MISCELLANEOUS...........................................................................................61
         13.1     Survival of Representations and Warranties; Purchaser Investigation............................61
         13.2     Consent to Amendments..........................................................................61
         13.3     Entire Agreement...............................................................................62
         13.4     Severability...................................................................................62
         13.5     Successors and Assigns; Assignments............................................................62
         13.6     Certain Agreements of the Company Parties......................................................62
         13.7     Notices........................................................................................63
         13.8     Counterparts...................................................................................64
         13.9     Governing Law..................................................................................64
         13.10    Limitation of Liability........................................................................64
         13.11    Publicity......................................................................................65
         13.12    Waiver of Trial by Jury........................................................................65
         13.13    Cumulative Effect; Conflict of Terms...........................................................65
         13.14    Time of Essence................................................................................65
         13.15    Interpretation.................................................................................65
         13.16    Consent to Forum...............................................................................65
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                                    EXHIBITS

         Exhibit A      --   Form of Secured Senior Subordinated Note
         Exhibit B      --   Form of Guarantee
         Exhibit C      --   Form of Compliance Certificate


                                       viii
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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT is entered into as of November 20, 2001 (this "AGREEMENT"), by and among COLOR SPOT NURSERIES, INC., a Delaware corporation (the "COMPANY"), COLOR SPOT CHRISTMAS TREES, INC., a Delaware corporation and wholly-owned subsidiary of the Company ("CSCT"), LONE STAR, INC., a Delaware corporation and wholly-owned subsidiary of the Company ("LONE STAR"), LSGR HOLDINGS, INC., a Delaware corporation and wholly-owned subsidiary of the Company ("LSGR"), LONE STAR GROWERS, L.P., a Delaware limited partnership and indirect wholly-owned subsidiary of the Company ("LONE STAR GROWERS"), ODA NURSERY, INC., a California corporation and wholly-owned subsidiary of the Company (collectively, the "GUARANTORS"), and CATALYST EQUITY FUND, L.P., a Delaware limited partnership (the "PURCHASER"). The Company, the Guarantors and each of their respective present and future Subsidiaries may be individually referred to as a "COMPANY PARTY" and collectively referred to as the "COMPANY PARTIES".

                                 R E C I T A L S

         A. The Company is a wholesale nursery engaged in the business of providing plants and merchandising services primarily to home centers, mass merchants, independent garden centers and commercial landscapers.

         B. The Company is restructuring a substantial portion of its existing indebtedness (the "REFINANCING").

         C. In connection with the Refinancing, the Company has authorized the issuance and sale of a Note (as defined in SECTION 2.1) to the Purchaser, immediately upon the consummation of the Refinancing, as provided herein, in the aggregate principal amount of $12,000,000, and the Purchaser is willing to purchase the Note on the terms and subject to the conditions set forth herein. Concurrently with the issuance of the Note, and as further inducement to the Purchaser to purchase the Note and as consideration therefor, the Company and the Purchaser will enter into certain Collateral Documents.

         D. To further induce the Purchaser to purchase the Note, and in consideration therefor, each Guarantor has agreed to issue an absolute and unconditional guarantee, in substantially the form of EXHIBIT B, of all of the obligations of the Company under this Agreement, the other Investment Documents and the Note (the "GUARANTEE"), secured by a lien on all of each Guarantor's right, title and interest in all of its respective assets, subordinated only to the prior lien of the Bank under the Bank Credit Documents. Concurrently with the execution and delivery of the Guarantee, and as further inducement to the Purchaser to purchase the Note and as consideration therefor, the Company and the Guarantors will enter into certain Collateral Documents.

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         E. Concurrently with the sale of the Note, the Company is entering into a $55,000,000 Amended and Restated Loan and Security Agreement of even date herewith with Fleet Capital Corporation, as agent for the financial institutions party thereto as Lenders (the "BANK") and the lenders from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time (the "BANK CREDIT AGREEMENT").

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS; COLLATERAL DEFINITIONS; ACCOUNTING TERMS.

         1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and the plural forms thereof):

                  "ACCOUNT DEBTOR" shall mean any Person who is or may become obligated under or on account of an Account.

                  "ACCOUNTS" shall mean all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by the Company or any of its Subsidiaries, or in which the Company or any of its Subsidiaries now has or hereafter acquires any interest.

                  "AGENT" shall have the meaning specified in the Bank Credit Agreement (as in effect on the date hereof).

                  "AFFILIATE" shall mean a person (other than a Subsidiary): (i) which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of a Person; or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

                  "AGREEMENT" shall mean this Agreement, together with the Exhibits and the Disclosure Schedules hereto, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "APPLICABLE LAWS" shall mean all applicable provisions of all
(i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority and all

                                      2
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common law duties, (ii) Consents of any Governmental Authority and (iii) orders, decisions, rulings, judgments, directives or decrees of any Governmental Authority.

                  "ASSIGNEE" shall have the meaning specified in SECTION 13.5.

                  "ASSIGNMENT" shall mean an assignment or other transfer of any Note pursuant to the terms of such Note.

                  "BANK" shall have the meaning specified in Recital E.

                  "BANK CREDIT AGREEMENT" shall have the meaning specified in Recital E.

                  "BANK CREDIT DOCUMENTS" shall mean the Bank Credit Agreement (as in effect on the date hereof) and all notes and other instruments, guaranties, security agreements, pledge agreements and other documents contemplated by the Bank Credit Agreement (as in effect on the date hereof) and executed and delivered in connection therewith.

                  "BANKRUPTCY LAWS" shall mean Title 11 of the United States Code (11 U.S.C. Section 101, ET SEQ.), as amended from time to time, and any other federal or state law relating to bankruptcy, insolvency or reorganization or for the relief of debtors.

                  "BENEFIT PLAN" shall mean any of the following: (i) each termination or severance agreement involving any Company Party, on the one hand, and any of its respective employees whose annual compensation is at a base rate equal to or exceeding $125,000, on the other hand, (ii) all employee benefit plans, as defined in ERISA Section 3(3), and (iii) all other profit-sharing, bonus, stock option, stock purchase, stock bonus, restricted stock, stock appreciation right, phantom stock, vacation pay, holiday pay, tuition reimbursement, scholarship, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, supplemental retirement, employee loan or loan guarantee program, split dollar, cafeteria plan, and other compensation arrangements (provided, that such compensation arrangements require payments of at least $125,000 per year); in each case maintained or contributed to by the Company or Guarantor for the benefit of their respective employees (or former employees) and/or their beneficiaries. An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because the Company's obligations under such arrangement arise by reason of its being a "successor employer" under Applicable Laws. Furthermore, a Voluntary Employees' Beneficiary Association under Section 501(c)(9) of the Code will be considered a Benefit Plan for this purpose.

                  "BOARD OF DIRECTORS" shall mean, with respect to any Person, the board of directors (or similar governing body) of such Person.

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                  "BUSINESS DAY" shall mean any day that is not a Saturday, a
Sunday or a day on which banking institutions in the city of New York, New York or in the city of Roseland, New Jersey are authorized or required by law to close.

                  "CAPITAL EXPENDITURES" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  "CAPITAL LEASE" shall mean any lease or agreement of the Company Parties for the right to use property (whether real, personal or mixed) which has been or is required to be capitalized on the consolidated balance sheet of the Company Parties in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATIONS" shall mean any indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events:

                           (i) any sale, lease, exchange or other transfer (in
any one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "GROUP"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement);

                           (ii) the approval by the holders of the capital stock
of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Agreement);

                           (iii) any Person or Group (other than KCSN
Acquisition Company, L.P. and its Affiliates, Kohlberg & Company, LLC and its Affiliates, Kohlberg Management IV, LLC and its Affiliates, Michael F. Vukelich and his Affiliates, SunAmerica Asset Management Corp., AIG Global Investment Corp., Ares Management, L.P., TCW/Crescent Mezzanine, LLC, or the holders of the 10 1/2% Notes (immediately prior to the issuance of the 13% Notes) or any combination of such entities and their respective Affiliates) shall become the owner, directly or indirectly, beneficially or of record, of more than 35% of the shares of the issued and outstanding capital stock of the Company that is generally entitled to vote for the election of directors (other than the Series A Preferred Stock or the Series B Preferred Stock, but not the Series B-1 Preferred Stock);

                           (iv) the replacement of a majority of the Company's
directors over a two-year period from the directors who constituted the directors of the Company at the beginning

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of such period, and such replacement shall not have been approved by any of (A)
the Purchaser, (B) the holders of a majority of the issued and outstanding shares of Series B Preferred Stock, but not the Series B-1 Preferred Stock, but not the Series B-1 Preferred Stock, or (C) the vote of a majority of the directors of the Company then still in office who either were directors at the beginning of such period or whose election as a director was previously so approved;

                           (v) (Intentionally omitted);

                           (vi) the occurrence of any "Change of Control" under
and as defined in the 13% Indenture, or the Certificates of Designation for the Series A Preferred Stock or the Series B Preferred Stock, but not the Series B-1 Preferred Stock;

                           (vii) either (x) David Barrett ceases for any reason
whatsoever to be the chief executive officer of the Company and is not replaced within sixty (60) days by a chief executive officer reasonably acceptable to the Purchaser or (y) Charles Ferer ceases for any reason whatsoever to be the chief financial officer of the Company and is not replaced within sixty (60) days by a chief financial officer reasonably acceptable to the Purchaser; or

                           (viii) if David Barrett ceases for any reason
whatsoever to be the chief executive officer of the Company and Charles Ferer ceases for any reason whatsoever to be the chief financial officer of the Company within a six (6) month period.

                  "CLOSING" shall have the meaning specified in SECTION 2.3.

                  "CLOSING DATE" shall have the meaning specified in SECTION
2.3.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, and the treasury regulations promulgated thereunder, as in effect from time to time.

                  "COLLATERAL" shall mean the collateral under the Collateral Documents, however defined.

                  "COLLATERAL DOCUMENTS" shall mean, collectively, the Company Security Agreement, the Company Intellectual Property Security Agreement, the Company Pledge Agreement, the Guarantee, the Guarantor Security Agreement, the Guarantor Intellectual Property Security Agreement, the Guarantor Pledge Agreement, the fee and leasehold mortgages, the landlord waivers and consents, the notices of security interest in deposit accounts, the UCC financing statements, any fixture filings, patent, trademark and copyright filings, assignments, acknowledgments and any other agreements, instruments and documents delivered from time to time in connection therewith or otherwise to secure the Obligations or any other obligations of the Company Parties or any other Person under this Agreement, the Note or any other Investment

                                      5
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Document, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "COMPANY" shall have the meaning specified in the preamble.

                  "COMPANY INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean that certain Trademark Security Agreement of even date herewith by and between the Company and the Purchaser.

                  "COMPANY PARTY" and "COMPANY PARTIES" shall have the meaning specified in the preamble.

                  "COMPANY PLEDGE AGREEMENT" shall mean that certain Pledge Agreement of even date herewith by and between the Company and the Purchaser.

                  "COMPANY SECURITY AGREEMENT" shall mean that certain Security Agreement of even date herewith by and between the Company and the Purchaser.

                  "CONDITIONAL SALES PROGRAM" shall mean the Company Parties' rebate program for certain of its Account Debtors as heretofore conducted in the ordinary course of business.

                  "CONSENT" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, license, exemption or order of, or any registration, certificate, qualification, declaration or filing with, or any notice to, any Person, including, without limitation, any Governmental Authority.

                  "CONSOLIDATED" means the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

                  "CONSOLIDATED ADJUSTED NET EARNINGS" shall mean with respect to any fiscal period, the Consolidated net earnings (or loss) after the provision for income taxes, but before the deduction for non-cash preferred stock dividends, for such fiscal period of the Company, as reflected in the financial statements of the Company supplied to the Purchaser pursuant to
SECTION 8.5 of the Agreement, but excluding (to the extent included in the calculation of Consolidated net earnings (or loss)):

                           (i) any gain or loss from asset dispositions (other
than sales of inventory);

                           (ii) any gain arising from any write-up of assets;

                           (iii) the income (or loss) of any Person accrued
prior to the date it became a Subsidiary of the Company or is merged into or consolidated with the Company;

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                           (iv) the income (or loss) of any Person (other than a
Subsidiary of the Company) in which the Company or any of its wholly-owned Subsidiaries has an ownership interest unless received in a cash distribution or requiring the payment of cash;

                           (v) extraordinary gains as defined under GAAP and
extraordinary non-cash losses, net of the related tax effects; and

                           (vi) non-cash gains or losses due to changes in GAAP.

                  "CONTINGENT OBLIGATIONS" shall mean, with respect to any Person, any obligation, or arrangement, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation ("PRIMARY OBLIGATIONS") of another Person, including, without limitation, any direct or indirect guarantee of such Indebtedness (other than any endorsement for collection or deposit in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Primary Obligation or any property constituting direct or indirect security therefor, or to provide funds for the payment or discharge of any such Primary Obligation (whether in the form of loans, advances, or purchases of property, securities or services, capital contributions, dividends or otherwise), letters of credit and reimbursement obligations for letters of credit, (ii) to provide funds to maintain the financial condition of any other Person, (iii) otherwise to indemnify or hold harmless the holders of Primary Obligations of another Person against loss in respect thereof or (iv) in connection with any synthetic lease or other off-balance sheet lease transaction. The amount of any Contingent Obligation under clauses (i) and (ii) above shall be the maximum amount guaranteed or otherwise supported by the Contingent Obligation.

                  "CONVERTIBLE SECURITIES" shall mean, with respect to any Person, any securities or other obligations issued or issuable by such Person or any other Person that are exercisable or exchangeable for, or convertible into, any Securities of such Person.

                  "DEFAULT" shall mean any Event of Default or any event or condition which, with the giving of notice or the lapse of time or both, becomes an Event of Default.

                  "DERIVATIVE OBLIGATIONS" shall mean every obligation of a Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

                  "DISCLOSURE SCHEDULES" shall have the meaning specified in the introductory paragraph of SECTION 3.

                  "DISTRIBUTION" shall mean and include, in respect of any Person, (i) the payment of any dividends or other distributions on Securities (except distributions in such Securities), (ii) the

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redemption or acquisition of Securities of such Person, as the case may be, and
(iii) any payment or prepayment of principal of, premium (if any) or interest, fees or other charges on or with respect to or any redemption, purchase or other acquisition for value, retirement, defeasance or sinking fund or similar payment with respect to any Indebtedness or any payment in violation of the subordination provisions of any Indebtedness except regularly scheduled or required principal payments (other than any required change of control or asset proceeds payments) or interest payments of the Indebtedness permitted under
SECTION 9.3 of this Agreement.

                  "EBITDA" shall mean with respect to any fiscal period, the sum of the Company's Consolidated Adjusted Net Earnings plus amounts deducted in determining Consolidated Adjusted Net Earnings in respect of: (i) any provision for (or less any benefit from) income taxes whether current or deferred; (ii) amortization and depreciation expenses; (iii) Interest Expense for such period, all as determined in accordance with GAAP and (iv) the lesser of (a) the fees, costs and expenses incurred in connection with the closing of the Bank Credit Agreement (as in effect on the date hereof) and the transactions contemplated thereby in the amounts, and for the fiscal periods, set forth in Attachment 1 to
Exhibit 8.3 of the Bank Credit Agreement (as in effect on the date hereof) and
(b) the fees, costs and expenses actually incurred in connection with the closing of the Bank Credit Agreement (as in effect on the date hereof) and the transactions contemplated thereby in the actual amounts and during the actual periods incurred.

                  "ENVIRONMENTAL CONDITIONS" shall mean any Release of any Hazardous Materials (whether or not such Release constituted at the time thereof a violation of any Environmental Laws) or any violation of any Environmental Law as a result of which any Environmental Person has or may become liable to any Person or by reason of which the business, condition or operations of such Environmental Person or any of its assets or properties may suffer or be subjected to any Lien or liability.

                  "ENVIRONMENTAL LAWS" shall mean all Applicable Laws relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigating or remediating Releases or threatened Releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Without limiting the generality of the foregoing, the term "ENVIRONMENTAL LAWS" shall include the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, ET SEQ.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET SEQ.), the Federal Clean Water Act (33 U.S.C. Section 1251, ET SEQ.), the Clean Air Act (42 U.S.C.
Section 7401, ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601, ET SEQ.) and the Occupational Safety and Health Act (29 U.S.C. Section 651, ET SEQ.), as such laws may be amended from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or request or binding determination of, or agreement with, any Governmental Authority relating to or imposing liability or establishing standards of conduct for the protection of human health or safety or the environment.

                  "ENVIRONMENTAL PERSONS" shall mean, collectively, (i) all Company Parties and any of their respective Affiliates, (ii) any other Person in which any of the Persons listed in clause (i) above was at any time, or is, a partner, joint venturer, member or other participant, and (iii) any predecessor or former partnership, joint venture, trust, association, corporation, limited liability company or other Person, whether in existence as of the date hereof or at any time prior to the date hereof, the assets, properties, liabilities or obligations of which have been acquired or assumed by any of the Persons listed in clause (i) above or to which any of the Persons listed in clause (i) above has succeeded.

                  "EQUIPMENT" shall have the meaning ascribed to such term under the UCC.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, including the rules and regulations promulgated thereunder, in each case as amended from time to time.

                  "EVENT OF DEFAULT" shall have the meaning specified in SECTION 10.1.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

                  "FISCAL QUARTER" shall mean any of the four quarters of a Fiscal Year.

                  "FISCAL YEAR" shall mean with respect to each Company Party, the 52-week period ending on December 31 in each calendar year.

                  "FIXED CHARGE COVERAGE RATIO" shall mean with respect to any fiscal period, the ratio of (i) Consolidated EBITDA for such period minus the income taxes payable in cash during such period minus non-financed Capital Expenditures for such period to (ii) Consolidated Fixed Charges of the Company and its Subsidiaries.

                  "FIXED CHARGES" shall mean with respect to any fiscal period, scheduled principal payments and Interest Expense required to be paid in cash by the Company or any of its Subsidiaries on a Consolidated basis during such period with respect to Indebtedness for Money Borrowed.

                  "FULLY DILUTED BASIS" shall mean, at any time, a basis that includes all Securities of a Person issued and outstanding at such time and all additional Securities of that Person which would be issued upon the conversion, purchase, exchange or exercise of all Securities of the Person outstanding at such time.

                  "GAAP" shall mean generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial

Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, all as in effect from time to time on the date hereof, applied on a basis consistent with prior periods.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, and any state or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the Securities Exchange Commission, the United States Environmental Protection Agency and the Federal Trade Commission), and any court, tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

                  "GUARANTEE" shall have the meaning specified in Recital D.

                  "GUARANTORS" shall have the meaning specified in the preamble.

                  "GUARANTOR INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean that certain Trademark Security Agreement of even date herewith by and between the Guarantors and the Purchaser.

                  "GUARANTOR PLEDGE AGREEMENT" shall mean that certain Pledge Agreement of even date herewith by and among Lone Star, LSGR and the Purchaser.

                  "GUARANTOR SECURITY AGREEMENT" shall mean that certain Security Agreement of even date herewith by and between the Guarantors and the Purchaser.

                  "HAZARDOUS MATERIALS" or "HAZARDOUS SUBSTANCES"shall mean any substance (i) the presence of which requires investigation or remediation under any Applicable Laws, (ii) that is defined or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Laws (including, without limitation, all Environmental Laws), (iii) that is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic, biohazardous or otherwise hazardous and is or becomes regulated by any Governmental Authority,
(iv) the presence of which on any real property causes or threatens to cause a nuisance upon the real property or to adjacent properties or poses or threatens to pose a hazard to any real property or to the health or safety of Persons on or about any real property, or (v) that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

                  "HOLDER" shall mean any Person (including, without limitation, the Purchaser) in whose name any Note is registered in the register required to be maintained by the Company pursuant to Section 8 of the Note.

                  "IMMEDIATE FAMILY" of a Person includes such Person's spouse, and the parents, children, grandchildren and siblings of such Person or his or her spouse and their spouses and other Persons related to the foregoing by blood, adoption or marriage within the second degree of kinship.

                  "INDEBTEDNESS" shall mean, with respect to any Person and without duplication:

                           (i) all items which in accordance with GAAP would be
included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined including, without limitation, Capitalized Lease Obligations;

                           (ii) all obligations of other Persons which such
Person has guaranteed;

                           (iii) all reimbursement obligations in connection
with letters of credit or letter of credit guarantees issued for the account of such Person;

                           (iv) Derivative Obligations; and

                           (v) in the case of the Company (without duplication),
the Obligations.

                  "INDEMNIFIED PARTIES" shall have the meaning specified in
SECTION 7.2.

                  "INTERCREDITOR AGREEMENT" shall mean the Subordination Agreement between the Bank and the Purchaser, and acknowledged by the Company.

                  "INTEREST COVERAGE RATIO" shall mean with respect to any fiscal period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense of the Company and its Subsidiaries, excluding interest paid-in-kind for such period as provided under the Subordinated Debt note agreements, and amortization of deferred financing fees, all as determined in accordance with GAAP.

                  "INTEREST EXPENSE" shall mean with respect to any fiscal period, the interest expenses payable in cash by the Company or its Subsidiaries on a Consolidated basis for such period.

                  "INVESTMENT DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Guarantee, the Collateral Documents, the Intercreditor Agreement, and all other agreements, instruments, certificates, closing and other letters and other documents executed and/or delivered in connection herewith or therewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "INVESTMENTS" shall mean, as applied to any Person, (i) any direct or indirect acquisition by such Person of Securities, other securities or other interests of, or investments in, any other Person, or all or any substantial part of the business or assets of any other Person, and

(ii) any direct or indirect loan, gift, advance or capital contribution by such Person to any other Person.

                  "JUDGMENT LIENS" shall mean any money judgments, writs of attachment or similar processes (collectively, "JUDGMENTS"), which are issued or rendered against the Company or any Subsidiary of the Company or Guarantor or any Subsidiary of Guarantor, or any of their respective Property (i) in the case of money Judgments, in an amount of $250,000 or more for any single judgment, attachment or process or $500,000 or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) would reasonably be expected to have a material adverse effect on the business of any of the Company Parties, in each case which Judgment is not stayed, released, insured, bonded or discharged within forty-five (45) days of filing.

                  "LENDERS" shall mean the financial institutions from time to time party to the Bank Credit Agreement (as in effect on the date hereof), as lenders.

                  "LIEN" shall mean any lien (statutory or other), pledge, mortgage, deed of trust, assignment, deposit arrangement, priority, security interest, charge or encumbrance or other preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a lessor under a Capital Lease having substantially the same economic effect), any agreement to give or refrain from giving any lien, pledge, mortgage, security interest, charge or other encumbrance of any kind, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing or existence of any financing statement or other similar form of notice under the laws of any jurisdiction or any security agreement authorizing any Person to file such a financing statement, whether arising by contract, operation of law, or otherwise.

                  "LOSSES" shall have the meaning specified in SECTION 7.2.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean any event, matter, condition or circumstance which individually or in the aggregate (i) has or would reasonably be expected to have a material adverse effect on or material adverse change in, as the case may be, the business, assets, condition (financial or otherwise), properties (whether real, personal or otherwise), operations or performance of the Company Parties, taken as a whole, (ii) would materially impair or reasonably be expected to impair the ability of any Company Party to perform or observe its obligations under this Agreement or any other Investment Document or Bank Credit Document to which it is a party or (iii) affects the legality, binding effect, validity or enforceability of this Agreement or any other Investment Document or the perfection or priority of any Lien granted to the Purchaser under any Collateral Document or the Bank under the Bank Credit Documents.

                  "MONEY BORROWED" shall mean, without duplications, (i) Indebtedness arising from the lending of money by any Person to any Company Party, (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Company Party, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitute obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property, (iii) Indebtedness that constitutes a Capitalized Lease Obligation,
(iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of any Company Party under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Company Party.

                  "MORTGAGES" shall mean the mortgages, deeds of trust and leasehold mortgages executed by the Company Parties in favor of the Purchaser and by which the Company Parties grant and convey to the Purchaser, as security for the Obligations, a Lien upon the Real Property of the Company Parties.

                  "MULTIEMPLOYER PLAN" shall have the meaning ascribed to such term by ERISA.

                  "NEW HELLER NOTE" shall mean that certain 8% Subordinated Promissory Note due 2005, made by the Company as of the date hereof in favor of Heller Equity Capital Corporation.

                  "NOTE" shall have the meaning set forth in SECTION 2.1, and shall also include, where applicable, any additional note or notes issued by the Company in connection with any Assignments.

                  "OBLIGATIONS" shall mean any and all present and future loans, advances, Indebtedness, claims, guarantees, liabilities or obligations of the Company Parties, or of any other Person for or on behalf of the Company Parties, owing to the Purchaser, any Affiliate of the Purchaser or any Indemnified Party, of whatever nature, character or description, arising under or in connection with this Agreement, the Note, the Collateral Documents, and any other Investment Document or otherwise, any and all agreements, instruments or other documents heretofore or hereafter executed or delivered in connection with any of the foregoing, in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, amended, renewed, extended, replaced, exchanged, restated, refinanced, refunded or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether for principal, interest, premiums, fees, costs, expenses (including, without limitation, attorneys' fees) or other amounts incurred for administration, collection, enforcement or otherwise, whether or not arising after the commencement of any proceeding under the Bankruptcy Laws (including, without limitation, post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by any statute of limitations or such Indebtedness, claim, liability or obligation may otherwise be unenforceable.

                  "ODA NOTE" shall mean that certain $1,000,000 Note due 2004, made by the Company as of September 5, 1997 in favor of Kenneth Oda.

                  "OPERATING LICENSES" shall mean, collectively, all licenses, franchises, permits, consents, approvals, registrations, certificates and authorizations of all Governmental Authorities necessary or advisable to the conduct of the businesses of any of the Company Parties.

                  "ORGANIZATIONAL I.D. NUMBER" shall mean, with respect to any Company Party, the organizational identification number assigned to such Company Party by the applicable governmental unit or agency of the jurisdiction of organization of such Company Party.

                  "OTHER DEBT DOCUMENT" shall mean any agreement, instrument or other document evidencing or governing any Indebtedness of any Company Party, other than the Note and any other Investment Document, but including, without limitation, the Bank Credit Documents, the 10 1/2% Notes, the 13% Notes, the Heller Note and the Oda Note.

                  "PERMITTED LIENS", with respect to the Company, shall have the meaning set forth in SECTION 9.5.

                  "PERMITTED PURCHASE MONEY INDEBTEDNESS" shall mean Purchase Money Indebtedness of the Company Parties incurred after the date hereof which is secured by a Purchase Money Lien and the principal amount of which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of the Company Parties at the time outstanding, does not exceed $6,600,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases (as opposed to operating leases) shall be computed as a Capitalized Lease Obligation.

                  "PERSON" shall mean any individual, trustee, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership and other entity or any Governmental Authority.

                  "PREMISES" shall mean any and all real property, including all buildings and improvements now or hereafter located thereon and all appurtenances thereto, now or hereafter owned, leased, occupied or used by the Company Parties.

                  "PROJECTIONS" means the Company's forecasted Consolidated (i) balance sheets, (ii) profit and loss statements, (iii) cash flow statements,
(iv) capitalization statements, and (v) calculation of the financial covenants under SECTION 8.20 of this Agreement, all prepared on a consistent basis with the historical financial statements of the Company, together with appropriate supporting details and a statement of underlying assumptions.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PURCHASE PRICE" shall have the meaning specified in SECTION 2.2.

                  "PURCHASER" shall have the meaning specified in the preamble.

                  "PURCHASE MONEY INDEBTEDNESS" shall mean and include (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  "PURCHASE MONEY LIEN" shall mean a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                  "RATE CONTRACTS" shall mean forward contracts, futures contracts, swaps, options or other similar financial products designed to provide protection against fluctuations in interest, currency or exchange rates, commodities or other indices.

                  "REAL PROPERTY" shall mean any and all real property now or hereafter owned, leased or operated by any Company Party.

                  "RELEASE" shall mean any release (whether threatened or actual), migration, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, seeping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Laws.

                  "REPORTABLE EVENT" shall mean any of the events set forth in
Section 4043 of ERISA.

                  "RESTRICTED INVESTMENTS" shall mean any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (i) investments by the Company, to the extent existing on the Closing Date, in one or more Subsidiaries of the Company, (ii) Property to be used in the ordinary course of business, (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of the Company or any of its Subsidiaries, (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, PROVIDED that such obligations mature within one year from the date of acquisition thereof, (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000, and (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

                  "SALE AND LEASEBACK TRANSACTION" shall mean any transaction in which any Company Party becomes liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which any Company Party has sold or transferred or is to sell or transfer to any other Person or (ii) which any Company Party intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by any Company Party to any other Person in connection with such lease.

                  "SECURITY" shall mean all shares of stock, partnership interests, membership interests or units or other ownership interests in any other Person and all warrants, options or other rights to subscribe for or purchase, or obligations to issue, the same, any Convertible Securities of such Person, including, without limitation, any options or similar rights issued or issuable under any employee stock option plan, pension plan or other employee benefit plan of such Person, or any plan for, or other rights to, phantom stock or other arrangement intended to result in payments by such Person which track or reflect the value (or change in value) of the same.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

                  "SERIES A PREFERRED STOCK" shall mean the Company's 13% Series A Cumulative Preferred Stock.

                  "SERIES B PREFERRED STOCK" shall mean, collectively, the Company's 13% Series B Cumulative Preferred Stock and 12% Series B-1 Cumulative Preferred Stock.

                  "SITE" shall mean any real property previously, currently or hereafter owned, leased or operated by any Environmental Person.

                  "SOLVENT" shall mean, with respect to any Person, on the date of determination, that (i) the present fair saleable value of the assets of such Person in an arm's-length transaction will exceed the amount that will be required to be paid on or with respect to the probable liability on the existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person as they become absolute and matured, (ii) the sum of the debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person will not exceed all of the property of such Person at a fair valuation, (iii) the capital of such Person will not be unreasonably small for such Person to carry on its businesses, and

(iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature. For purposes of the preceding sentence, the amount of Contingent Obligations at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that are reasonably expected to become an actual or matured liability.

                  "SUBORDINATED DEBT" shall mean any Indebtedness of the Company that is subordinated to the Obligations in a manner satisfactory to Purchaser and contains terms, including, without limitation, payment terms, satisfactory to Purchaser. The term "Subordinated Debt" shall include, without limitation, the Indebtedness evidenced by the 13% Notes, the New Heller Note and the Oda Note.

                  "SUBSIDIARY" and "SUBSIDIARIES" shall mean, with respect to any specified Person, any other Person of which more than fifty percent (50%) of the total voting power of Securities entitled to vote (without regard to the occurrence of any contingency) in the election of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such specified Person. Unless otherwise indicated, the term "SUBSIDIARY" refers to a Subsidiary of the Company or the Guarantors, whether directly or indirectly owned.

                  "TAX" or "TAXES" shall mean any present and future income, excise, sales, use, stamp or franchise taxes and any other taxes, fees, duties, levies, with Guarantors or other charges of any nature whatsoever imposed by any taxing authority, whether federal, state, local or foreign, together with any interest and penalties and additions to tax.

                  "10 1/2% INDENTURE" shall mean that certain Indenture, dated as of December 24, 1997, between the Company and U.S. Trust Company of California, N.A., as Trustee, with respect to the 10 1/2% Notes.

                  "10 1/2% NOTES" shall mean the Company's existing 10 1/2% Senior Subordinated Notes due 2007 issued under the 10 1/2% IndenturE.

                  "13% INDENTURE" shall mean that certain Indenture, of even date herewith, between the Company and The Bank of New York, as Trustee, with respect to the 13% Notes.

                  "13% NOTES" shall mean the Company's 13% Senior Subordinated Notes due 2005 issued under the 13% Indenture.

                  "TYPE OF ORGANIZATION" means with respect to any Company Party, the kind or type of entity by which any Company Party is organized, such as a corporation or limited liability company.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

                  "VOTING STOCK" of a Person shall mean all classes of Securities of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees (or persons performing similar functions) thereof.

         1.2 ACCOUNTING TERMS AND COMPUTATIONS. For purposes of this Agreement,
(i) all accounting terms used in this Agreement that are not expressly defined herein have the meanings given to them under GAAP, (ii) all computations made pursuant to this Agreement or any other Investment Document shall be made in accordance with GAAP, (iii) all financial statements and other financial information to be delivered by the Company Parties hereunder or under any other Investment Document shall be prepared in accordance with GAAP, except that any interim financial statements or other financial information which are unaudited may be subject to year-end audit adjustments and may omit footnotes and (iv) all computations, financial statements and other financial information of the Company Parties hereunder shall be determined on a consolidated basis in accordance with GAAP.

         1.3 COVENANTS. To the extent that this Agreement contains any covenants or agreements of any Company Party not a signatory hereto, the Company shall cause such Company Party to comply with such covenants and agreements. All covenants and agreements under this Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         1.4 CAPTIONS; CONSTRUCTION AND INTERPRETATION. The captions in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

         1.5 DETERMINATIONS. Any determination or calculation contemplated by this Agreement or any other Investment Document that is made by the Purchaser shall be final and conclusive and binding upon the Company Parties in the absence of manifest error.

20       PURCHASE AND SALE OF THE NOTE.

         2.1 AUTHORIZATION. The Company has authorized the issuance and sale to the Purchaser of a Secured Senior Subordinated Note Due 2003 in the principal amount of $12,000,000, in substantially the form of EXHIBIT A (as the same may be amended, restated, supplemented, modified, renewed, replaced, refinanced or restructured from time to time, the "NOTE"). The Company has also authorized the grant to the Purchaser of a security interest in all of the assets of the Company in accordance with the Company Security Agreement and the Company Intellectual Property Agreement, subject only to Permitted Liens. Each Guarantor has authorized the issuance of an absolute and unconditional Guarantee, in substantially the form of EXHIBIT B, of all of the obligations of the Company under this Agreement, the other Investment Documents and the Note, secured by a lien on all of its right, title and interest in all of its respective assets in accordance with the Guarantor Security Agreement and the Guarantor Intellectual Property Security Agreement, subject only to Permitted Liens.

         2.2 PURCHASE OF THE NOTE; ISSUE PRICE. Subject to the terms and conditions contained herein and in the other Investment Documents, and in reliance upon the representations, warranties, covenants and agreements contained herein and therein, at the Closing, the Company shall issue and sell to the Purchaser the Note, and the Purchaser shall purchase the Note from the Company. The aggregate purchase price to be paid by the Purchaser for the Note (the "PURCHASE PRICE") shall be $12,000,000, payable as provided in SECTION 2.3.

         2.3 CLOSING. The closing of the issuance and sale of the Note under this Agreement (the "CLOSING") shall take place at the offices of Riordan & McKinzie, 300 South Grand Avenue, Los Angeles, California, or such other place as the parties may mutually agree on the date hereof or as soon as practicable thereafter immediately following the satisfaction or waiver of the conditions precedent set forth in SECTION 5 and SECTION 6 and concurrently with the consummation of the Refinancing (such date being referred to as the "CLOSING DATE"), subject to SECTION 11. At the Closing, the Company shall deliver to the Purchaser, among other things, the Note, duly executed by the Company against delivery by the Purchaser of the Purchase Price (net of amounts permitted to be withheld pursuant to SECTION 5.3), at the direction and on behalf of the Company, by wire transfer in immediately available funds to such bank as the Company may request in writing at least two (2) Business Days prior to the Closing for credit to an account designated in writing by the Company.

         2.4 USE OF PROCEEDS. The Company Parties shall use the proceeds from the issuance and sale of the Notes as contemplated hereunder solely in connection with the Refinancing, for general operating capital needs of the Company in a manner consistent with the provisions of this Agreement and applicable law, and the payment of fees in connection with this Agreement.

30 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS. In connection with the following representations and warranties, the Company and the Guarantors have delivered to Purchaser disclosure schedules as attached hereto (the "DISCLOSURE SCHEDULES"), arranged in numbered parts corresponding to the numbering in this Agreement of the following representations and warranties. The information disclosed in any numbered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered section in this Agreement and shall not be deemed to relate to or to qualify any other representation or warranty. To induce the Purchaser to purchase the Note under this Agreement, the Company and the Guarantors, jointly and severally, represent and warrant to the Purchaser that, except as expressly set forth in the respective Disclosure Schedules:

         3.1 ORGANIZATION AND QUALIFICATION. Except for Lone Star Growers, the Company and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Lone Star Growers is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and each Guarantor has all requisite power and authority, and all Operating Licenses, necessary to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified or licensed to do business in each jurisdiction in which the character of the properties or assets owned, leased or operated by it or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to result in a Material Adverse Effect.

         3.2 CORPORATE OR OTHER POWER. The Company and each Guarantor have the requisite power and authority to execute, deliver, carry out and perform their respective obligations under this Agreement and all other Investment Documents to which they are a party, including, without limitation, the power and authority to issue, sell and deliver the Note to be issued and sold by the Company to the Purchaser hereunder and grant the security interests and guaranty the obligations as set forth herein.

         3.3 AUTHORIZATION; BINDING OBLIGATIONS. The execution, delivery and performance of this Agreement and each of the other Investment Documents to which either the Company or the Guarantors is a party, the issuance, sale and delivery by the Company of the Note as contemplated hereunder and the consummation of the other transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company and the Guarantors, as applicable, and by the stockholders, partners, Board of Directors and officers of each entity, as applicable. This Agreement has been duly executed and delivered by the Company and each Guarantor and, at the Closing, each of the other Investment Documents will be duly executed and delivered by the Company and the Guarantors to the extent that any of them is a party thereto. This Agreement is, and each other Investment Document will at the Closing be, a legal, valid and binding obligation of the Company and the Guarantors to the extent that any of them is a party thereto, enforceable against the Company and the Guarantors in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         3.4 SUBSIDIARIES. The Company does not own or hold any Securities of any Person other than the Guarantors, and has no other Subsidiaries. Other than Lone Star's 1% partnership interest in Lone Star Growers and LSGR's 99% partnership interest in Lone Star Growers, no Guarantor owns or holds any Securities of any other Person and has no Subsidiaries. The Company Parties do not have any joint venture relationships.

         3.5      CONFLICT WITH OTHER INSTRUMENTS; EXISTING DEFAULTS.

                  (a) The execution, delivery and performance of this Agreement by the Company and the Guarantors and of each other Investment Document to which any Company Party is a party, the issuance, sale and delivery by the Company of the Note and the consummation of the other transactions contemplated hereby and thereby do not and will not (i) violate or conflict with (A) the charter, bylaws or organizational documents of the Company or the Guarantors, in each case as in effect on the date hereof, (B) any term of any lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which any Company Party is a party or by which any of its or their properties or assets are bound (including, without limitation, any material contract or Other Debt Document), or any agreement with respect to intellectual property, the violation of which would reasonably be expected to have a Material Adverse Effect, or (C) any Applicable Laws, the violation of which would reasonably be expected to have a Material Adverse Effect, or (ii) result in, or require, the creation or imposition of any Lien upon or with respect to any of the assets or properties now owned or hereafter acquired by any Company Party, except for Liens under the Bank Credit Agreement (as in effect on the date hereof) and this Agreement.

                  (b) After giving effect to the consummation of the transactions contemplated hereby, neither the Company nor any Guarantor is in default, breach or violation of (i) its charter, bylaws or organizational documents, as in effect as of the date hereof, (ii) any material lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which it is a party or by which any of its properties or assets are bound (including, without limitation, any material contract or Other Debt Document or any agreement with respect to intellectual property) or (iii) any Applicable Laws, the violation of which would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, after giving effect to the consummation of the transactions contemplated hereby, there does not exist any "default" or "event of default" (in each case as defined in any Other Debt Document) or any default under the Bank Credit Agreement (as in effect on the date hereof) or any other credit or financing agreement to which the Company or any Guarantor is a party or by which any of their respective properties or assets are bound.

                  (c) Except as set forth on SCHEDULE 3.5, no Indebtedness for Money Borrowed of the Company or any Guarantor ranks senior to or pari passu with the Indebtedness evidenced by the Note or the Guarantee, other than the Indebtedness under the Bank Credit Documents and the 10 1/2% Notes.

         3.6 GOVERNMENTAL AND OTHER THIRD PARTY CONSENTS. Except for the Consents listed in SCHEDULE 3.6, neither the Company nor any Guarantor is required to obtain any Consent from, or is required to make any declaration or filing with, any Governmental Authority or any other Person (including stockholders or partners) in connection with the execution, delivery and performance of this Agreement or any other Investment Document, including, without limitation, the issuance, sale and delivery of the Notes, or for the purpose of maintaining in full force and effect any Operating Licenses. Each of the Consents which have been obtained or made in connection with the execution, delivery and performance of this Agreement or any other Investment Document is in full force and effect. The time within which any administrative or judicial appeal, reconsideration, rehearing or other review of any such Consent may be taken or instituted has lapsed, and no such appeal, reconsideration or rehearing or other review has been taken or instituted.

         3.7 CAPITALIZATION. SCHEDULE 3.7 sets forth a true, correct and complete description of the authorized Securities of each Company Party and the number of shares or securities of each class of Securities that is issued and outstanding or partnership interest, as appropriate, with respect to each Company Party as of the date hereof. All of the issued and outstanding shares of capital stock of each Company Party have been duly authorized and are validly issued, fully paid and non-assessable, and are free and clear of any Liens and other restrictions including any restrictions on the right to vote, sell or otherwise dispose of such capital stock other than restrictions under applicable securities laws and of any preemptive or other similar rights to subscribe for or to purchase any such capital stock. Except as set forth on SCHEDULE 3.7, there are (i) no voting trusts or other agreements or undertakings with respect to the voting of the Securities of any Company Party to which any Company Party is a party or of which any Company Party has knowledge, and (ii) no agreements to which the Company Parties, any of their respective directors or officers, is a party granting any other Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Securities of the Company Parties to which any Company Party is a party or of which any Company Party has knowledge. All Securities of the Company Parties that have been issued have been issued and offered in compliance in all material respects with all applicable federal and state securities laws. No obligations (whether fixed or contingent) on the part of any Company Party, any of their respective directors or officers, or any other Person exist with respect to the purchase, repurchase or redemption of any outstanding Securities of any Company Party. No additional shares of Capital Stock of the Company Parties will become issuable to any Person pursuant to any "anti-dilution" provisions of any such issued and outstanding Security of the Company on account of the issuance of the Note.

         3.8      NAMES; BUSINESS LOCATIONS.

                  (a No Company Party has been known as or has used any legal, fictitious or trade names except those listed on SCHEDULE 3.8 hereto. Except as set forth on SCHEDULE 3.8, since January 1, 1997, no Company Party has been the surviving entity of a merger or consolidation or has acquired all or substantially all of the assets of any Person. The Company Parties' respective states of incorporation or organization and type of organization are set forth on SCHEDULE 3.8. The respective exact legal names of each Company Party are set forth on SCHEDULE 3.8.

                  (b Each Company Party's chief executive office and other places of business as of the date hereof are as listed on SCHEDULE 3.8 hereto as updated from time to time by the

Company. During the preceding one-year period, none of the Company Parties has had an office or place of business other than as listed on SCHEDULE 3.8. Except as shown on SCHEDULE 3.8, as of the date hereof, no Inventory is stored with a bailee, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person.

         3.9 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser true and complete copies of (i) the consolidated balance sheets of the Company as at December 31, 2000, and June 30, 2000 and 1999, and the related consolidated statements of income and cash flows for the fiscal years then ended, each audited by an independent accounting firm, and (ii) the unaudited consolidated balance sheet of the Company as of June 30, 2001, and related consolidated statement of income for the fiscal period then ended (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (a) present fully and fairly the financial position and results of operations of the Company and the Guarantors, as applicable, as of the respective dates of such statements and for the periods covered thereby and (b) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, except that the June 30, 2001 financial statements do not contain all GAAP adjustments or footnotes required by GAAP. Except as set forth on SCHEDULE 3.9 or except as not required to be disclosed on the Financial Statements by GAAP, there is no Contingent Obligation or other liability material to the Company or Guarantor that is not reflected on the face of the consolidated balance sheet of the Company and Guarantor at June 30, 2001.

         3.10 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3.10 or with respect to the transactions set forth in this Agreement (including, without limitation, the transactions contemplated by the Bank Credit Agreement (as in effect on the date hereof), the 10 1/2% Notes, the 13% Notes, the Series A Preferred Stock, the Series B Preferred Stock and the New Heller Note), since June 30, 2001 through the date of this Agreement, there has not been:

                  (a Any transaction involving the Company or any Guarantor not in the ordinary course of business, including, without limitation, any sale of any assets or properties (other than inventory in the ordinary course of business);

                  (b Any declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to the Securities of the Company or any Guarantor, or any redemption, purchase or other acquisition of securities of the Company or any Guarantor, or any payment to any stockholder or partner of the Company or any Guarantor not in his, her or its capacity as a stockholder or partner;

                  (c Any damage, destruction or loss, whether or not covered by insurance, to any material assets or properties of the Company or any Guarantor;

                  (d Any Material Adverse Change (after giving effect to the Refinancing);

                  (e Any Indebtedness for Money Borrowed incurred by the Company or any Guarantor or any commitment to incur Indebtedness for Money Borrowed entered into by the Company or any Guarantor;

                  (f Any payment, satisfaction, discharge or cancellation of any material debts or claims of the Company or any Guarantor other than in the ordinary course of business consistent with past practices;

                  (g Any mortgage, pledge or Lien encumbering any of the assets or properties of the Company or any Guarantor, or any assumption of, or taking any assets or properties subject to, any liability;

                  (h Any offer, issuance or sale of any shares of Securities of the Company or any Guarantor;

                  (i Any alteration or change in the Company's or any Guarantor's credit guidelines and policies, charge-off policies or accounting methods, quality control procedures or policies or manner of preparing its financial statements or maintaining its books of account;

                  (j Any settlement of any litigation, entry of a consent decree or entry of any judgment against the Company or any Guarantor with a value of $100,000 or more;

                  (k Any revaluation by the Company or any Guarantor of any of their respective assets, including without limitation, any write-offs, increases in any reserves except in the ordinary course of business consistent with past practice or any write-up or write-down of the value of inventory, property, plant, equipment or any other asset;

                  (l Any proceeding or other steps for the dissolution, winding up, reorganization or bankruptcy by the Company or any Guarantor;

                  (m Any revaluation or repricing of any Securities of the Company or any Guarantor; or

                  (n Any agreement to do any of the foregoing.

         3.11     EXISTING INDEBTEDNESS; EXISTING LIENS; INVESTMENTS.

                  (a SCHEDULE 3.11 sets forth a true, correct and complete list, and describes, as of the date or dates indicated therein, as applicable:

                           (i0 all Indebtedness for Money Borrowed of the
Company Parties on a consolidated and consolidating basis which will be outstanding immediately after the Closing

Date, showing, as to each Indebtedness, the payee thereof and the total amount outstanding (by principal, interest and other amounts, if applicable);

                           (ii0 all Liens (except Permitted Liens) in respect of
any property or assets of the Company and/or any Guarantor which will exist immediately after the Closing Date, showing, as to each Lien, the name of the grantor and secured party, the Indebtedness secured thereby, the name of the debtor (if different from the grantor) and the assets or other property covered by such Lien;

                           (iii0 all Investments of the Company and the
Guarantors immediately after the Closing Date, if any; and

                           (iv0 all UCC financing statements existing as of
November 15, 2001, naming the Company or any Guarantor as a debtor, showing, as to each financing statement, the basis for the filing.

                  (b The Company has previously delivered to the Purchaser a true and correct trade payables aging schedule for the Company and the Guarantors as of November 15, 2001.

                  (c Neither the Company nor any Guarantor has on the date hereof any material Contingent Obligations, liabilities for Taxes, liabilities for product defects or under warranties, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments. No Company Party is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person. Except for the Bank Credit Agreement (as in effect on the date hereof) and the 10 1/2% Indenture, 13% Indenture, the Series A Preferred Stock and the Series B Preferred Stock, no Company Party is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, none of which prohibit the execution of or compliance with this Agreement or the other Investment Documents.

                  (d Immediately following the Closing, neither the Company nor any Guarantor will have any Indebtedness, for Money Borrowed whether accrued, absolute, contingent or otherwise (whether individually or in the aggregate), except for the Indebtedness for Money Borrowed set forth on SCHEDULE 3.11.

         3.12 LITIGATION. Except as set forth on SCHEDULE 3.12, there are no actions, suits, arbitration proceedings, investigations, inquiries or other proceedings, whether governmental or non-governmental, before any Governmental Authority pending or, to the knowledge of the Company Parties, threatened against, relating to or affecting any Company Party, or any officer, director or employee thereof in his or her capacity as such, or any of its or their respective assets, properties or businesses which could reasonably be expected to have a Material Adverse Effect. Except as set forth on SCHEDULE 3.12, there is not in effect any order, judgment, decree, injunction or ruling of any Governmental Authority against, relating to or affecting any of the Company Parties or any officer, director or employee thereof in his or her capacity as such. None of the Company Parties is in default under any order, judgment, decree, injunction or ruling of any Governmental Authority, or is subject to or a party to any order, judgment, decree or ruling arising out of any action, suit or proceeding under any Applicable Laws.

         3.13     TRANSACTIONS WITH AFFILIATES.

                  (a Except as set forth on SCHEDULE 3.13(a) or as contemplated by this Agreement, immediately following the Closing Date:

                           (i0 neither the Company nor any Guarantor will be
indebted, directly or indirectly, to any of its own officers or directors, the officers or directors of its Affiliates, or to any members of the Immediate Families of such officers or directors, except for, in the case of officers, compensation payable in the ordinary course of business and reasonable travel advances accrued in the ordinary course of business consistent with past practices;

                           (ii0 no officer or director of the Company or any
Guarantor, and no member or members of their Immediate Families, will (A) be indebted to the Company or any Guarantor in any amount whatsoever or (B) have any direct or indirect ownership interests in any Person which competes, directly or indirectly, with the Company or any Guarantor; and

                           (iii0 there are no voting or similar agreements
between or among the stockholders or partners of any Company Party to which any Company Party is a party or of which any Company Party has knowledge.

                  (b Immediately following the Closing Date, and except for interests in employee benefit plans, no officer, director or employee of any Company Party, and no member, or Affiliate of a member, or of the Immediate Families of any of the foregoing, will have any direct or indirect interest in any contract, commitment, license, agreement, obligation or arrangement to which any Company Party is a party, other than employment agreements described in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and as set forth on SCHEDULE 3.13(b).

         3.14 COMPLIANCE WITH LAWS; PERMITS. Each of the Company Parties and its respective properties, operations and assets, is in material compliance with all Applicable Laws (including, without limitation, securities laws). There have been no citations, notices or orders of noncompliance issued to any Company Party with respect to any pending or uncured violation, potential violation, or alleged violation of any Applicable Law. Each of the Company Parties has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respect with all federal, state and local rules, laws and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201, ET SEQ.), as amended. None of the Company Parties is an "investment company" or a company

"controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Each of the Company Parties has all material Operating Licenses required under Applicable Laws to own their respective assets or conduct their respective businesses as now conducted and as proposed to be conducted. All such Operating Licenses of the Company Parties are validly issued and in full force and effect, and each of the Company Parties have fulfilled and performed in all material respects their obligations with respect thereto and have full power and authority to operate thereunder.

         3.15     REAL PROPERTY.

                  (a SCHEDULE 3.15 sets forth Real Property owned by any Company Party.

                  (b SCHEDULE 3.15 sets forth a complete and correct description of leases, subleases or licenses of any real property to which the Company and any Guarantor will be a party immediately after the Closing. The Company and the Guarantors have delivered to the Purchaser true, correct and complete copies of the leases listed on SCHEDULE 3.15. Neither the Company nor any Guarantor leases or otherwise holds or uses any other real property. With respect to each such lease:

                           (i) there are no disputes, oral agreements or
forbearance programs in effect as to any such lease, sublease or license; and

                           (ii) except with respect to the Bank Credit Agreement
(as in effect on the date hereof), neither the Company nor any Guarantor has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest therein.

                  (c Except for landlord consents in connection with the actions described in SECTION 8.23, no Consent of any party to such lease is required in connection with the consummation of the transactions contemplated by this Agreement, the Note or the other Investment Documents, including, without limitation, the issuance and sale of the Securities, and no such event shall be prohibited by, or shall constitute a default under, such lease.

         3.16     EMPLOYEE BENEFIT PLANS; ERISA.

                  (a SCHEDULE 3.16 sets forth a true, correct and complete list of all Benefit Plans of the Company and the Guarantors as of the date hereof;

                  (b The Company Parties are in compliance in all material respects with the requirements of ERISA and the regulations promulgated thereunder with respect to each Benefit Plan. No fact or situation that would reasonably be expected to result in a Material Adverse Change in the financial condition of the Company Parties exists in connection with any Benefit Plan.

                  (c All costs of administering and contributions required to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code, or any other Applicable Law have been timely made by the Company Parties and are fully deductible in the year for which they were paid. All other amounts that should be accrued to date as liabilities of the Company Parties under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of each such plan have been recorded on the books of the Company. There is and will be no material liability of any Company Party (i) with respect to any Benefit Plan that has previously been terminated by a Company Party or any predecessor Person under any Multiemployer Plan or (ii) under any insurance policy or similar arrangement procured in connection with any Benefit Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability.

                  (d No circumstance exists and no event (including any action or any failure to take any action) has occurred with respect to any Benefit Plan currently or formerly maintained by the Company Parties, or any predecessor Persons, or to which the Company Parties or any predecessor Persons is or has been required to contribute, that could subject the Company Parties to any liability (including any penalty for failure to timely file any required report with any governmental agency) or Lien under ERISA or the Code which would reasonably be expected to have a Material Adverse Effect, nor will the transactions contemplated by this Agreement or the Refinancing give rise to any such liability or Lien.

         3.17     TAXES.

                  (a The Company Parties have each filed within the required time periods (after giving effect to any permitted extensions) all federal, state and other Tax returns required to have been filed by it or them, and have each paid all Taxes which were due and payable by it or them, other than Taxes that are being contested in good faith and for which reserves have been properly established. The Company Parties' respective federal tax identification numbers are set forth on SCHEDULE 3.17. The provision for taxes on the books of the Company Parties is adequate for all years not closed by applicable statutes, and for the current fiscal year.

                  (b The Company Parties have each withheld and paid all Taxes required to be withheld and paid by it or them in connection with amounts paid or owing to any employee, creditor, stockholder, partner or other third party.

                  (c (i) Since January 1, 1996, none of the Company Parties has been advised that any Tax returns have been or are being audited by any Governmental Authority, (ii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against the Company Parties, (iii) there are no actions, suits, proceedings or claims now pending by or against any Company Party in respect of any Taxes or assessments, and (iv) there is no pending or, to the best knowledge of any Company Party, threatened audit or investigation of any Company Party by any Governmental Authority relating to any Taxes or assessments, or any claims for additional Taxes or assessments asserted by any Governmental Authority.

                  (d No Company Party is a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement.

         3.18 TITLE TO PROPERTY; LIENS. Each of the Company Parties has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its Real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Company Party has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of the Company Parties' Properties that is not a Permitted Lien. The Liens granted to the Purchaser under the Collateral Documents are second priority Liens, subject only to Permitted Liens. Each of the Company Parties holds valid leasehold interests in all real property occupied or otherwise used in connection with its business and good and merchantable title to its Property, and no such Property is subject to any Lien except for the Permitted Liens. Each of the Company Parties enjoys quiet possession under all leases to which they are parties as lessees, and all of such leases are valid, subsisting and in full force and effect. None of such leases contain any provision restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision adversely affecting the current and proposed operations of the Company Parties taken as a whole. Immediately after the Closing, the Company Parties will have the assets, properties, rights and Operating Licenses necessary to conduct the business that is being conducted and as proposed to be conducted by the Company Parties.

         3.19     ENVIRONMENTAL MATTERS.

                  (a Except as set forth in SCHEDULE 3.19:

                           (i0 Each Environmental Person and each Site is in
material compliance with all, and no Environmental Person has any material liability under, any Environmental Laws, and no Hazardous Materials are being used by the Company or any Guarantor on any Real Property in violation of any Environmental Law;

                           (ii0 No material Release has occurred at any Site,
and there are no present or past Environmental Conditions in any way relating to any Environmental Person, any Site or the business or operations of any Environmental Person;

                           (iii0 No Environmental Person is a "potentially
responsible party" within the meaning of CERCLA with respect to any federal, state, local or foreign environmental clean-up site or with respect to investigations or corrective actions under any Environmental Laws for such a clean-up site;

                           (iv0 No Environmental Person has received notice of
any pending or uncured alleged, actual or potential responsibility, inquiry, investigation or administrative or judicial proceeding regarding (A) any Release by any Environmental Person at any Site or other location or (B) any violation of or non-compliance by any Environmental Person with the conditions of any license or permit required under any Environmental Laws or the provisions of any Environmental Laws. No Environmental Person has received notice of any other claim, demand or action by any Person alleging any pending or uncured actual or threatened injury or damage to any Person, property, natural resources or the environment arising from or relating to any Release, transportation or disposal of any Hazardous Materials; and

                           (v0 Each Environmental Person has furnished all
notices and warnings, made all reports and has kept and maintained all records required by, and in material compliance with, all Environmental Laws, including, without limitation, any notices and Consents required under any Environmental Laws in connection with the consummation of the transactions contemplated by the Investment Documents.

                  (b SCHEDULE 3.19 sets forth a true, correct and complete list of all environmental site assessments, audits, studies or reports relating to any Environmental Condition or relating to the business, condition or operations of all Environmental Persons since January 1, 1995. The Company has delivered to the Purchaser true, correct and complete copies of all such environmental site assessments, audits, studies or reports.

                  (c None of the items set forth on SCHEDULE 3.19 shall individually or in the aggregate have a material effect on the Company or on any Company Party to which such item relates.

         3.20 INTELLECTUAL PROPERTY. The Company and each of its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are set forth on SCHEDULE 3.20.

         3.21     LABOR RELATIONS.

                  (a Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company Parties is in material compliance with the Fair Labor Standards Act (29 U.S.C. Section 201, ET SEQ.), all state wage and hour laws and all workers' compensation laws and other Applicable Laws relating to employment and is not engaged in any unfair labor practice.

                  (b There is no labor strike, slowdown, work stoppage or charge of unfair labor practice, and there are no material labor disputes, grievances, complaints or arbitration proceedings, pending or materially affecting the Company or any Guarantor nor, to the knowledge of any Company Party, is there any basis therefor or threat thereof.

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                  (c Except as set forth in SCHEDULE 3.21, none of the Company
Parties is bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union or other employee organization, and no labor union or other employee organization has requested or sought to represent any of the employees, representatives or agents of any Company Party.

                  (d There are no petitions pending before the National Labor Relations Board in connection with any pending claim for union representation.

         3.22 INSURANCE. SCHEDULE 3.22 sets forth a true and complete list of all liability and other insurance coverage (including, without limitation, product liability and product recall insurance) insuring the Company and any Guarantor against losses arising out of or related to their respective businesses), which list accurately describes the coverage carried and the expiration dates of such policies). The Company and the Guarantors are covered by insurance in scope and amount customary and reasonable for the business in which they are engaged and will be so covered after consummation of the transactions contemplated hereby and under the Agreement. The insurance policies listed on SCHEDULE 3.22 constitute insurance protection against all liability, claims and risks occurring in the ordinary course of business customarily included within comprehensive liability coverage and at amounts and levels customarily maintained for a business of this type. All such policies are in full force and effect.

         3.23 BUSINESS RELATIONSHIPS. After giving effect to the consummation of the transactions contemplated hereby and the Refinancing, there exists no actual or, to the knowledge of the Company or any Guarantor, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship proposed to be conducted by the Company or any Guarantor with any material suppliers, or customers of the Company or any Guarantor, and to the knowledge of the Company or any Guarantor there exists no present condition or state of facts or circumstances which could materially and adversely affect the Company or any Guarantor or prevent the Company or any Guarantor from conducting business with such suppliers and customers after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has been heretofore conducted.

         3.24 SOLVENCY. After giving effect to the consummation of the transactions contemplated hereby and the Refinancing, each of the Company and the Guarantors will be Solvent. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the other Investment Documents with the intent to hinder, delay or defraud either present or future creditors of the Company or any Guarantor.

         3.25 DEPOSITORY AND OTHER ACCOUNTS. SCHEDULE 3.25 sets forth a true and complete list of all banks and other financial institutions and depositories at which the Company Parties maintain, or will maintain, deposit accounts, spread accounts, yield supplement reserve accounts, operating accounts, trust accounts, trust receivable accounts or other accounts of any

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kind or nature into which funds of the Company Parties are deposited from time to time. SCHEDULE 3.25 correctly identifies the name and address of each such bank, financial institution and depository, the name in which each account is held, the purpose of the account, the account number, the contact person at such bank, financial institution and depository and such contact person's telephone number. The Company and the Guarantors will notify the Purchaser and supplement
SCHEDULE 3.25 as new accounts are established within two (2) Business Days thereof.

         3.26 BROKERS; CERTAIN EXPENSES. Except as set forth in SCHEDULE 3.26, neither the Company nor any Guarantor, nor any Affiliate of the Company or any Guarantor, has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary, in connection with this Agreement, any other Investment Document or any of the transactions contemplated hereby or thereby. Except as set forth in SCHEDULE 3.26, neither the Company nor any Guarantor, nor any Affiliate of the Company or any Guarantor, is bound by any agreement or commitment for the provision of investment banking or financial advisory services with respect to any recapitalization, issuance of debt or equity securities or other capital or financing transactions involving the Company or any Guarantor that would operate to restrict or prevent the Closing.

         3.27 NO EVENT OF DEFAULT. No event has occurred and no condition exists that would upon or after execution of this Agreement, the Bank Credit Documents and the other Investment Documents constitute a "Default" or an "Event of Default" under this Agreement, the Bank Credit Documents, the other Investment Documents or any Other Debt Document. Except as set forth on SCHEDULE 3.27, after giving effect to the closing on the date hereof of the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries is in default in (and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person for Money Borrowed.

         3.28 FINANCIAL SOPHISTICATION. Each of the Company Parties, by reason of its own business and financial experience or that of its professional advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of issuing the Note and the Guarantee, as applicable, and has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement.

         3.29 EQUIPMENT. The Equipment of the Company Parties is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted, except where the failure to so maintain the same would not reasonably be expected to have a Material Adverse Effect. No Company Party will permit any Equipment to become affixed to any real Property leased to a Company Party so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonable acceptable to the Purchaser, and no Company Party will permit any of the Equipment to become an

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accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of the Purchaser.

         3.30 SENIOR STATUS. The Obligations constitute "Senior Debt" as defined in the New Heller Note and the 13% Indenture. The Obligations constitute "Designated Senior Debt" as defined in the 13% Indenture.

         3.31 10 1/2% NOTES. The Obligations are pari passu with the indebtedness under the 10 1/2% Notes. The aggregate principal amount of the 10 1/2% Notes outstanding at the Closing will not be more than $5,000,000.

         3.32 INVENTORY. After considering reserves, all inventories of raw material, purchased parts materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies used or to be distributed, licensed or sold in connection with the business of the Company Parties consistent with past practices ("INVENTORY") (a) was acquired in the ordinary course of business, (b) is of good and merchantable quality, and
(c) consists substantially of a quality, quantity and condition useable, leasable or saleable in the ordinary course of business.

         3.33 ACCOUNTS. All Accounts of the Company Parties represent amounts due for services performed or sales actually made in the ordinary course of business and properly reflect the amounts due.

         3.34 SEC FILINGS. The reports, statements and registration statements (including, without limitation, any financial statements or schedules or other information incorporated by reference therein) filed by the Company with the Securities and Exchange Commission under the Securities Act and the Exchange Act are referred to in this Agreement as the "SEC FILINGS." As of the respective times such documents were filed or, as applicable, became effective, the SEC Filings complied as to form and content, in all material respects, with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder. Taken as a whole, the SEC Filings do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no contracts or documents which are required under the Securities Act or the Exchange Act to be described in the SEC Filings or to be filed as exhibits thereto which have not been so described and filed as required.

         3.35 DISCLOSURE.

                  (a Neither this Agreement, the Disclosure Schedules, nor any other Investment Document, nor any certificate, report, questionnaire, statement or document (but excluding financial projections, which are covered by clause
(b) below) furnished by or on behalf of any Company Party, nor any representation, warranty or statement contained in any of the foregoing, whether included in any materials provided to the Purchaser prior to the date hereof or included in this Agreement or any other Investment Document or in any Exhibit or Disclosure Schedule or in any other document or instrument delivered at any time, taken as a whole, is, or will be, untrue with respect to any material fact or omits, or will omit, to state a material fact necessary in order to make the statement made herein or therein, in light of the circumstances in which such statement was made, not misleading.

                  (b All assumptions underlying all financial projections furnished by or on behalf of the Company Parties, whether included in any materials provided to the Purchaser prior to the date hereof or included in this Agreement or any other Investment Document or in any Exhibit or Disclosure Schedule or in any other document or instrument delivered at any time, were made in good faith and are reasonable under the circumstances and neither the Company nor any Guarantor is aware of any facts or information that would lead it to believe that such projections are incorrect or misleading in any respect. After giving effect to the Refinancing, to the knowledge of any Company Party, and except for facts or circumstances relating to the economy in general, there are no facts or circumstances existing which could reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.

         3.36 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company Parties contained in this Agreement or any of the other Investment Documents shall survive the execution, delivery and acceptance thereof by the Purchaser and the Closing.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

         4.1 INVESTMENT INTENT. The Purchaser is acquiring the Note for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof in violation of the law. The Purchaser understands that the Note has not been registered under the Securities Act or registered or qualified under any state securities laws in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the BONA FIDE nature of its investment intent as expressed herein. Therefore, the Note is a "restricted security" which cannot be sold without registration under the Securities Act or pursuant to an exemption therefrom, and may have to be held indefinitely.

         4.2 ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Note, has the capacity to protect its own interests and is able to bear the economic risk of such investment.

5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated hereby, including, without limitation, to purchase the Note as provided herein, are subject to the satisfaction, prior to or at the Closing, of the conditions set forth in this
SECTION 5; PROVIDED, HOWEVER, that any or all of such conditions may be waived, in whole or in part, by the Purchaser in its sole and absolute discretion:

         5.1 CLOSING DATE. The Closing Date shall have occurred on or before November 21, 2001.

         5.2 REPRESENTATIONS AND WARRANTIES; NO DEFAULT. Each representation and warranty made by the Company and the Guarantors in this Agreement shall be true and correct in all respects as of the date made, and shall be true and correct in all respects as of the Closing Date, with the same effect as if made on and as of the Closing Date. Each of the covenants, agreements and obligations of the Company and the Guarantors under this Agreement to be performed or satisfied by it or them on or prior to the Closing Date shall have been performed or satisfied by it or them on or before the date hereof. No Default or Event of Default shall exist or result from the issuance and sale of the Note or the other transactions contemplated by this Agreement or the Bank Credit Documents. The Company and the Guarantors shall each have delivered to the Purchaser an officers' certificate, signed by the Chief Executive Officer or the Chief Financial Officer of the Company and each Guarantor, respectively, dated as of the Closing Date, on behalf of the Company and each Guarantor, to such effect and to the effect that each of the conditions set forth in this SECTION 5 has been satisfied and fulfilled.

         5.3 PAYMENT OF FEES. The Company authorizes the Purchaser to pay on the Company's behalf the commitment fee payable to Catalyst Equity Partners, L.L.C., in the amount of $1,200,000 and to deduct such amount from the proceeds to be delivered by the Purchaser against delivery of the Note.

         5.4 PURCHASE PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order, decree or ruling. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or "blue sky" laws.

         5.5 NO INJUNCTION, ORDER OR SUIT. There shall not have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the other Investment Documents, and there shall not be any action, suit, proceeding or investigation pending or, to the best knowledge of the Company and the Guarantors, threatened that (i) draws into question the validity, legality or enforceability of this Agreement or the other Investment Documents or the consummation of the transactions contemplated hereby or thereby or (ii) might result, in the judgment of the Purchaser, (A) in the imposition of a penalty if the Note was delivered as contemplated hereunder or (B) in any Material Adverse Change.

         5.6 DELIVERY OF CERTAIN CLOSING DOCUMENTS. The Company and the Guarantors shall have delivered to the Purchaser the following closing documents, each dated as of the Closing Date and in form and substance satisfactory to the Purchaser:

                  (a This Agreement, duly executed by the Company and the Guarantors, together with the Exhibits and Disclosure Schedules;

                  (b The Note, in substantially the form of EXHIBIT A, duly executed by the Company;

                  (c The Guarantee, in substantially the form of EXHIBIT B, duly executed by the Guarantors;

                  (d The Collateral Documents, duly executed by the Company and the Guarantors, as described in SECTION 6;

                  (e The Intercreditor Agreement, duly executed by the Bank and the Company;

                  (f A compliance certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company, certifying on behalf of the Company that they have reviewed this Agreement and the other Investment Documents and that, after giving effect to (i) the Refinancing, (ii) the incurrence of indebtedness under the Bank Credit Agreement (as in effect on the date hereof) and the New Notes, (iii) the incurrence of Indebtedness hereunder, and (iv) all the transactions contemplated hereby and thereby, the Company is in compliance with the covenants contained in this Agreement and the Bank Credit Agreement; and

                  (g Such other documents as the Purchaser may reasonably request.

         5.7 SENIOR CREDIT FACILITY. The transactions contemplated by the Bank Credit Agreement shall have been consummated, including, but not limited to, entering into a senior credit facility in an amount of at least $55,000,000, and the Company shall have delivered copies of all of the Bank Credit Documents, certified by the Secretary of the Company, in form and substance reasonably acceptable to the Purchaser, the Company shall have Availability (as defined in the Bank Credit Agreement) of a seasonal overadvance in an amount not less than $10,000,000 and the Company shall have Availability at Closing of $7,000,000 as evidenced by delivery to the Purchaser of a borrowing base certificate as provided for in the Bank Credit Agreement.

         5.8 OPINION OF COUNSEL. The Purchaser shall have received an opinion letter of Brownstein Hyatt & Farber, P.C., counsel to the Company and the Guarantors, dated as of the Closing Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel.

         5.9 DELIVERY OF CORPORATE DOCUMENTS. The Company and the Guarantors shall have delivered to the Purchaser the following for each of the Company and the Guarantors:

                  (a) Certified copies of its charter or similar organizational documents as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

                  (b) A good standing certificate, issued by the Secretary of State of its state of incorporation or organization, dated as of the most recent practicable date prior to the Closing Date;

                  (c) Good standing certificates from each jurisdiction in which it is required to be qualified to transact business as a foreign corporation or other entity, in each case dated as of the most recent practicable date prior to the Closing Date;

                  (d) Copies of its bylaws or similar governing document as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

                  (e) Resolutions of its Board of Directors (or similar governing body), approving and authorizing the execution, delivery and performance of this Agreement and the other Investment Documents to which it is a party, and approving and authorizing the execution, issuance, sale and delivery of the Note, certified by its Secretary as being in full force and effect as of the Closing Date;

                  (f) Incumbency certificates of its officers or general partners who are authorized to execute, deliver and perform this Agreement, the other Investment Documents and any other agreements, instruments, certificate or other documents required to be executed by it in connection herewith; and

                  (g) Such other documents as the Purchaser may reasonably request.

         5.10 INSURANCE. The Company shall deliver to the Purchaser certificates of liability insurance with respect to the insurance policies required to be maintained by the Company and the Guarantors as of the Closing Date pursuant to
SECTION 8.14, together with additional insured and lender's loss payable endorsements in favor of the Purchaser, all in form and substance reasonably satisfactory to the Purchaser.

         5.11 THIRD-PARTY CONSENTS. The Company and the Guarantors shall have obtained all other Consents required to be obtained from all Governmental Authorities and other Persons in connection with the transactions contemplated by this Agreement (including, without limitation, the Consents listed on SCHEDULE 3.6), and the Purchaser shall have approved the terms and conditions thereof, and all applicable waiting periods shall have expired.

         5.12 FINANCIAL STATEMENTS. The Purchaser shall have received and been satisfied with its review of the unaudited financial statements for the nine months ended September 30, 2001.

         5.13 EXCHANGE OFFER. The Company shall have successfully completed an exchange offer and consent solicitation, on the terms specified in the Company's Exchange Offer and Consent Solicitation dated September 24, 2001, as amended by the First Supplement dated November 1, 2001 and the Second Supplement dated November 15, 2001, for at least 95% of the aggregate principal amount of the 10 1/2% Notes.

         5.14 RESTRUCTURING OF HELLER NOTE. That certain 8% Convertible Subordinated Pay-in-Kind Note due 2004, made by the Company on or about December 31, 1996 in favor of Heller Equity Capital Corporation, shall have been exchanged for the New Heller Note and Series B-1 Preferred Stock pursuant to documentation acceptable to the Purchaser. The terms and conditions of the New Heller Note (including, without limitation, subordination terms applicable to the same) shall be acceptable to the Purchaser.

         5.15 RESTRUCTURING OF SERIES A PREFERRED STOCK. The Series A Preferred Stock shall have been restructured pursuant to terms and conditions satisfactory to the Purchaser.

         5.16 PROCEEDINGS SATISFACTORY. All proceedings taken prior to or at the Closing in connection with the issuance and sale of the Note and the consummation of the other transactions contemplated hereby, and all papers and other documents relating thereto, shall be in form and substance reasonably satisfactory to the Purchaser and its counsel, and the Purchaser shall have received copies of such documents and papers, all in form and substance reasonably satisfactory to the Purchaser and its counsel, all such documents, where appropriate, to be counterpart originals and/or certified by proper authorities, corporate officials and other Persons. Without limiting the generality of the foregoing, the Company and the Guarantors shall have made such arrangements as may be requested by the Purchaser to ensure that the proceeds from the issuance and sale of the Note are applied in the manner set forth in
SECTION 2.4, including, without limitation, provision for the direct payment of the obligations of the Company to be paid from such proceeds as provided in
SECTION 5.3.

6. ACTIONS AND DOCUMENTS RELATING TO THE COLLATERAL. On or prior to the Closing Date, Purchaser shall have received the following in form and substance reasonably satisfactory to it:

                  (a) The Company Security Agreement, the Guarantor Security Agreement, the Company Intellectual Property Security Agreement, the Guarantor Intellectual Property Security Agreement, the Company Pledge Agreement and the Guarantor Pledge Agreement, each duly executed by the Company and the Guarantors, as appropriate, together with the exhibits and schedules thereto;

                  (b) UCC-1 Financing Statements, naming the Company or a Guarantor as debtor, as applicable, duly authorized or executed by the Company or such Guarantor, as applicable, as requested by the Purchaser;

                  (c) Except as provided in SECTION 8.23, evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the Purchaser, a perfected second priority Lien on the Collateral (subject only to the first priority Lien of the Bank and other Permitted Liens), and filing of completed UCC financing statements, in each case, in the appropriate governmental offices;

                  (d) Evidence that no Liens on the Collateral exist other than the Permitted Liens and the Liens created by the execution of the Investment Documents, such evidence including, without limitation, the results of searches conducted in the UCC filing records in each of the governmental offices in which UCC financing statements have been, or shall be, filed;

                  (e) Such other documents relating to the Collateral as the Purchaser may reasonably request; and

                  (f) Each of the conditions precedent in the Collateral Documents shall have been satisfied.

7. INDEMNIFICATION; FEES AND EXPENSES.

         7.1 TRANSFER TAXES. The Company and the Guarantors shall pay all present or future stamp, documentary, excise, property, transfer and other similar Taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement, any payment made hereunder, or the issuance and sale of the Note and shall hold harmless the Purchaser from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

         7.2 LOSSES.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated, the Company and the Guarantors shall jointly and severally indemnify, defend and save and hold harmless the Purchaser and its Affiliates, and their respective employees, partners, officers, directors, representatives, agents, attorneys, successors and assigns (the "INDEMNIFIED PARTIES"), from and against, and shall pay on demand, any and all losses, claims, damages, liabilities, judgments, expenses and costs, including, without limitation, attorneys' fees and other fees and expenses incurred in, and the costs of preparing for, investigating or defending any matter (collectively, "LOSSES"), incurred by or asserted or awarded against such Indemnified Party in connection with, by reason of, or arising from:

                           (i) The failure of any Company Party to fulfill any
of its respective covenants, agreements or undertakings under this Agreement or any other Investment Document (or any other document or instrument executed herewith or pursuant hereto);

                           (ii) Any third party actions, suits, proceedings or
claims brought against any Indemnified Party in connection with, arising out of or with respect to (A) any other matters arising out of or in connection with the transactions contemplated by this Agreement, the Note or any other Investment Document or the Collateral or (B) the business, operations or affairs of the Company Parties (including, without limitation, any litigation in which any Company Party is involved); or

                           (iii) The actual or alleged presence of Hazardous
Materials on any property of any Company Party or any Environmental Condition;

PROVIDED, HOWEVER, that neither the Company nor any Guarantor shall have any liability to any Indemnified Party for any Loss to the extent that such Loss has been caused by such Indemnified Party's willful misconduct.

                  (b) The Company and the Guarantors shall either pay directly all Losses which they are required to pay hereunder or reimburse any Indemnified Party within ten (10) days after any written request for such payment. The obligations of the Company and the Guarantors to the Indemnified Parties under this SECTION 7 shall be separate obligations to each Indemnified Party, and the liability of the Company and the Guarantors to such Indemnified Parties hereunder shall not be extinguished solely because any Indemnified Party is not entitled to indemnity hereunder.

                  (c) The obligations of the Company and the Guarantors to the Indemnified Parties under this SECTION 7 shall survive (i) the repayment of the Note (whether at maturity, by prepayment or acceleration or otherwise), (ii) any transfer of the Note or any interest therein and (iii) the termination of this Agreement or any other Investment Document.

         7.3 INDEMNIFICATION PROCEDURES. Any Person entitled to indemnification under this SECTION 7 shall (i) give prompt written notice to the Company of any claim with respect to which it is entitled to seek indemnification (provided that the failure to so notify the Company shall not relieve the Company from any liability which it may have under this SECTION 7 except to the extent that the Company is materially prejudiced by such failure) and (ii) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably acceptable to such Person; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim and the fees and expenses of such counsel shall be at the expense of such Person unless (a) the Company has agreed to pay such fees or expenses, (b) the Company has failed to notify such Person in writing within ten (10) days of its receipt of such written notice to the Company that it will assume the defense of such claim and employ counsel reasonably acceptable to such Person, or (c) a conflict of interest exists between such Person, on the one hand, and the Company or any Guarantor, on the other hand, with respect to such claims (in which case, if the Person notifies the Company in writing that such Person elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Person). The Company and the Guarantors will not be subject to any liability for any settlement made without their respective consent (but such consent may not be unreasonably withheld). No Indemnified Party may, without the consent of the Company and the Guarantors (which consent will not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Company and the Guarantors of a release from all liability in respect of such claim or litigation.

         7.4 CONTRIBUTION. If the indemnification provided for in this SECTION 7 is unavailable to the Purchaser or any other Indemnified Party in respect of any Losses, then the Company and the Guarantors, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company Parties on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company Parties, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, any of the Company Parties or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this SECTION 7.4 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         7.5 COMMITMENT FEE. At the Closing, the Company shall pay a commitment fee of $1,200,000 to Catalyst Equity Partners L.L.C. in connection with the transactions contemplated by this Agreement.

         7.6 REIMBURSEMENT OF DEAL-RELATED COSTS AND EXPENSES. Notwithstanding anything to the contrary contained herein or otherwise, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated for any reason, and in addition to all other amounts due or owing to the Purchaser hereunder, under any other Investment Document or otherwise, the Company and the Guarantors shall be jointly and severally responsible, and jointly and severally agree to promptly reimburse the Purchaser, for all costs and expenses of every type and nature (including, without limitation, all reasonable fees and expenses of counsel, accounting fees and expenses and other deal-related costs and expenses) incurred by or on behalf of the Purchaser, in connection with the Purchaser's due diligence investigation of the Company, the Guarantors and their Affiliates, the preparation, negotiation, execution, delivery and enforcement of this Agreement, the Note, and the other Investment Documents and the consummation of the transactions contemplated hereby. At the Purchaser's request and direction, at or prior to the Closing, the Company and the Guarantors shall reimburse third party providers of the Purchaser directly for all of such reasonable costs and expenses. After the Closing, the Purchaser shall deliver an invoice to the Company detailing its costs and expenses, which shall be credited against the $75,000 deposit previously paid by the Company. Any balance due shall be paid by the Company within five (5) days. If costs and expenses are less than the deposit, such amount shall be refunded to the Company.

         7.7 COSTS AND EXPENSES. The Company and the Guarantors jointly and severally agree to pay to the Purchaser on demand all reasonable costs and expenses of every type and nature (including, without limitation, all reasonable fees and expenses of attorneys, accountants and other experts and all due diligence, collateral review, appraisal, search, filing and recording fees and expenses) which are expended or incurred by or on behalf of the Purchaser in connection with (i) the administration of this Agreement or the Investment Documents and the collection and enforcement of the Obligations, whether or not any action, suit or other proceeding is commenced, (ii) any actions for declaratory relief in any way related to the Obligations, (iii) the protection or preservation of any rights, powers or remedies of the Purchaser under this Agreement or any other Investment Document, (iv) any actions taken by the Purchaser in negotiating any amendment, waiver, consent or release of or under this Agreement, the Note or any other Investment Document, (v) any actions taken in reviewing the Company Parties' business and financial affairs, which actions shall include, but not be limited to, (A) inspecting the facilities of any Company Party or the Collateral or conducting audits or appraisals of the financial condition of any Company Party for which the Company Parties shall be obligated to pay an audit fee of $750 per day, per auditor, which fee shall be subject to reasonable change from time to time by the Purchaser without notice,
(B) having an accounting or other firm selected by the Purchaser review the books and records of any Company Party and perform a thorough and complete examination thereof, (C) interviewing the Company Parties' employees, attorneys, accountants, customers and any other Persons related to the Company Parties which the Purchaser believes may have relevant information concerning the business, condition (financial or otherwise), results of operations or prospects of any of the Company Parties, (D) attending board or committee meetings as an observer, and (E) undertaking any other action which the Purchaser believes is necessary to assess accurately the financial condition and prospects of the Company Parties; (vi) any refinancing, restructuring (whether in the nature of a "work out" or otherwise), bankruptcy or insolvency proceeding involving any Company Party or Affiliates, including, without limitation, any refinancing or restructuring of this Agreement, the Note or any other Investment Documents,
(vii) any actions taken to verify, maintain, perfect and protect any Lien granted to the Purchaser by any Company Party or any other Person under the Investment Documents, (viii) any effort by the Purchaser to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any collateral, including in connection with any case under Bankruptcy Laws, or (ix) having counsel advise the Purchaser as to its rights and responsibilities, the perfection, protection or preservation of rights or interests under the Investment Documents, with respect to negotiations with any Company Party or with other creditors of any Company Party or with respect to any proceeding under any Bankruptcy Law. The Company and the Guarantors hereby consent to the taking of the foregoing actions by the Purchaser. All amounts chargeable to the Company Parties under this Agreement shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to the Note at that time. Unless an Event of Default has occurred and is continuing, the Purchaser shall not conduct, or retain any third party to conduct, more than two (2) audits in any calendar year.

8. AFFIRMATIVE COVENANTS. The Company and the Guarantors jointly and severally covenant and agree, so long as any Obligations under the Note remain outstanding, as to the following affirmative covenants:

         8.1 PAYMENT OF NOTE AND OTHER OBLIGATIONS. The Company Parties shall fully and timely pay all Obligations owing pursuant to the terms of this Agreement, the Note (including, without limitation, all principal thereof, premium, if any, annual renewal fees and interest thereon), the Guarantee and the other Investment Documents to which they are parties, in each case on the dates and in the manner provided for herein and therein.

         8.2 PERFORMANCE OF INVESTMENT DOCUMENTS. The Company Parties shall perform, comply with and observe all of their obligations under this Agreement, the Note, the Guarantee and each other Investment Document.

         8.3 VISITS AND INSPECTIONS; LENDER MEETING. The Company Parties shall permit representatives of the Purchaser, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Company Party, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, its business, assets, liabilities, financial condition, business prospects and results of operations.

         8.4 NOTICES. The Company Parties shall promptly notify the Purchaser in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Investment Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade. In addition, the Company agrees to provide the Purchaser with (i) ten (10) Business Days' prior written notice of
(A) any change in the legal name or jurisdiction of organization or incorporation of any Company Party, (B) the adoption by any Company Party of any new fictitious name or tradename and (C) any change in the chief executive office of any Company Party, (ii) prompt written notice of any change in the information disclosed in any exhibit hereto and (iii) as soon as possible (and in any event within five (5) Business Days) after any Company Party obtains knowledge thereof, written notice of (A) the occurrence of any event, act, development or condition which constitutes a Default or Event of Default or any "default" or "event of default" under the terms of any Other Debt Documents; or
(B) any other event or development has resulted in or which could reasonably be expected to have a Material Adverse Effect. Each such notice shall specify in reasonable detail the nature of the event, act, condition, Default, Event of Default, default, event of default, litigation or investigation or other proceeding and what action the Company Party or any other Person is taking or proposes to take to cure the same.

         8.5 FINANCIAL STATEMENTS. The Company Parties shall keep, and cause each of their respective Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to the Purchaser, the following, all to be prepared in accordance with GAAP applied on a consistent basis, unless the Company's certified public accountants concur in any change therein and such change is disclosed to the Purchaser and is consistent with
GAAP:

                  (a) not later than ninety (90) days after the close of each fiscal year of the Company, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of the Company Parties as of the end of such year, on a Consolidated and consolidating basis, certified by independent certified public accountants of nationally recognized standing selected by the Company and acceptable to the Purchaser;

                  (b) not later than thirty (30) days after the end of each month hereafter, including the last month of the Company's fiscal year, unaudited interim financial statements of the Company Parties (which shall consist of an income statement, statement of cash flows and a balance sheet) as of the end of such month and of the portion of the fiscal year then elapsed, on a Consolidated and consolidating basis, certified by the Chief Financial Officer of the Company as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of the Company Parties for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which the Company has made available to its security holders and copies of any regular, periodic and special reports or registration statements which the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                  (d) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Benefit Plan;

                  (e) new appraisals on the fixed assets and Inventory shall be completed annually for fixed assets and semi-annually for Inventory, to be received on or prior to September 30th of each year for fixed assets and Inventory and on or prior to March 31st of each year for Inventory; and

                  (f) such other data and information (financial and otherwise) as the Purchaser, from time to time, may reasonably request, bearing upon or related to the Collateral or the Company's financial condition or results of operations.

         Concurrently with the delivery of the financial statements described in paragraph (a) of this SECTION 8.5, the Company shall forward to the Purchaser a copy of the accountants' letter to the Company's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to the Purchaser a certificate of the aforesaid certified public accountants certifying to the Purchaser that, based upon their examination of the financial statements of the Company Parties performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to the Purchaser, that they are aware that the Purchaser is relying on such financial statements in making its decisions with respect to the Note. Concurrently with the delivery of the financial statements described in paragraphs (a) and (b) of this SECTION 8.5, or more frequently if requested by the Purchaser, the Company shall cause to be prepared and furnished to the Purchaser a Compliance Certificate in the form of EXHIBIT C hereto executed by the Chief Financial Officer of the Company.

         8.6 GUARANTOR FINANCIAL STATEMENTS. The Company Parties shall deliver or cause to be delivered to Purchaser financial statements for each Guarantor (to the extent not delivered pursuant to SECTION 8.5 hereof) in form and substance satisfactory to Purchaser at such intervals and covering such time periods as Purchaser may request.

         8.7 LANDLORD AND STORAGE AGREEMENTS. The Company Parties shall provide the Purchaser with copies of all agreements between any Company Party and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

         8.8 PROJECTIONS. The Company Parties shall, no later than thirty (30) days prior to the end of each Fiscal Year of the Company, deliver to the Purchaser Projections of the Company Parties for the forthcoming Fiscal Year, month by month. Notwithstanding the foregoing, with respect to the Fiscal Year ending December 31, 2001, such Projections shall be delivered by December 15, 2001.

         8.9 SUBSIDIARIES. Promptly upon the creation or acquisition of each new Subsidiary, the Company Parties shall cause such Subsidiary to execute and deliver to the Purchaser a guaranty agreement and a security agreement (or agreements) pursuant to which such Subsidiary guaranties the payment of all Obligations and grants to the Purchaser a first priority Lien (subject only to Permitted Liens) on all of its Properties. Additionally, the parent Company Party shall execute and deliver to the Purchaser a pledge agreement pursuant to which such Company Party grants to Lender a first priority Lien (subject only to Permitted Liens) with respect to all of the issued and outstanding securities of each such Subsidiary. Within five (5) days after the date such Subsidiary becomes a Subsidiary, the applicable Company Party shall cause such Subsidiary to have executed (if necessary) and filed any UCC-1 financing statements furnished by the Purchaser in each jurisdiction in which such filing is necessary to perfect the security interest of the Purchaser in the Collateral of such Subsidiary and in which the Purchaser requests that such filing be made. Additionally, the applicable Company Party and such Subsidiary shall have executed and delivered to the Purchaser such other items as reasonably requested by the Purchaser in connection with the foregoing, including resolutions, incumbency and officers' certificates, opinions of counsel, search reports and other certificates and documents.

         8.10 COMPLIANCE WITH LAWS; CONSENTS. The Company Parties shall comply in all respects with the requirements of all Applicable Laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws) and the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound in each case, to the extent that the failure to so comply would reasonably be expected to have a Material Adverse Effect as to the Company Party (it being understood that a violation of a financial covenant under the Bank Credit Agreement which does not also constitute a violation of the corresponding financial covenant under this Agreement would not reasonably be expected to have a Material Adverse Effect for this purpose). Each Company Party shall obtain and maintain all material licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Investment Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties.

         8.11 LEGAL EXISTENCE. Each of the Company Parties shall maintain and preserve its legal existence, its material Operating Licenses and its other material rights to transact business in each jurisdiction where transacting business or its properties are located and all other material rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties.

         8.12 BOOKS AND RECORDS. Each of the Company Parties shall keep adequate records and books of account, in which complete and accurate entries shall be made in accordance with GAAP and all Applicable Laws, reflecting all financial and other material transactions of the Company Parties.

         8.13 MAINTENANCE OF PROPERTIES. Each of the Company Parties shall maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other corporations of similar character and size, ordinary wear and tear excepted.

         8.14 INSURANCE. The Company Parties shall carry and maintain in full force and effect, at their own expense and with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where any Company Party operates, including product liability, comprehensive general liability, fire, extended coverage, business interruption, public liability, property damage, worker's compensation and directors and officers liability insurance. Insurance on the Collateral shall name the Purchaser as additional insured and as loss payee, and, from and after the time that all obligations of the Company Parties to the Bank under the Bank Credit Agreement have been paid in full, with respect to any casualty or loss, provide that the full amount of insurance proceeds shall be payable to the Purchaser. Notwithstanding the foregoing, after such time as all obligations under the Bank Credit Agreement have been paid in full, if the proceeds of insurance (net of costs and taxes incurred) with respect to any loss or destruction of Equipment, Inventory or real Property (i) are less than $500,000, unless an Event of Default is then in existence, the Purchaser shall remit such proceeds to the Company for use in replacing or repairing the damaged Collateral or (ii) are equal to or greater than $500,000 the Company may request that the Purchaser permit the Company Parties to repair or replace the damaged Collateral. If the Purchaser agrees, in its reasonable judgment, to permit such repair or replacement under such clause (ii), such amount shall, unless an Event of Default is in existence, be remitted to the Company for use in replacing or repairing the damaged Collateral, such amount shall be applied to the payment of accrued interest and principal on the Note. Upon the request of the Purchaser, each Company Party shall furnish the Purchaser from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Each Company Party shall also furnish to the Purchaser from time to time upon the request of the Purchaser a certificate of its insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid, that such policies are in full force and effect and that such insurance coverage and such policies comply with all the requirements of this Section. All insurance policies required under this Section shall provide that they shall not be terminated or canceled nor shall any such policy be materially changed without at least thirty (30) days' prior written notice to the Company and the Purchaser. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Purchaser to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this SECTION 8.14 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Company Parties.

         8.15 PAYMENT OF OBLIGATIONS. Each of the Company Parties shall pay and discharge (i) all Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of the any Company Party, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP, (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien, and (iii) subject to the terms of this Agreement and the terms of any applicable subordination or intercreditor agreement, all Indebtedness, as and when due and payable (subject to any applicable grace period with respect thereto).

         8.16 COMPLIANCE WITH MATERIAL CONTRACTS. The Company Parties shall perform, comply with and observe all material terms and provisions of each of its material contracts to be performed, complied with or observed by it, maintain each material contract in full force and effect and enforce each material contract in accordance with its terms; PROVIDED, that the foregoing shall not apply to any violation of a financial covenant under the Bank Credit Agreement (as in effect on the date hereof) which does not constitute a violation of the corresponding financial covenant under this Agreement.

         8.17 ENVIRONMENTAL MATTERS. The Company Parties shall, upon becoming aware of the presence of any Hazardous Substance in violation of any Environmental Laws or the existence of any environmental liability under applicable Environmental Laws with respect to the Premises, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of the Premises, including all removal, containment and remedial actions, and restore the Premises to a condition in compliance with applicable Environmental Laws.

         8.18 FUTURE INFORMATION. All data, certificates, reports, statements, documents and other information furnished to the Purchaser by or on behalf of the Company Parties, any of their respective representatives or agents in connection with this Agreement, the other Investment Documents or the transactions contemplated hereby and thereby, at the time the information is so furnished, taken as a whole, shall not contain any untrue statement of a material fact, shall be complete and correct in all material respects to the extent necessary to give the Purchaser sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

         8.19 FURTHER ASSURANCES. Promptly after request by the Purchaser, from time to time after the date hereof, each of the Company Parties shall execute and deliver, and shall cause any other Persons who are required to give their Consent to execute and deliver, such instruments, certificates and documents, and will take all such actions, for the purposes of implementing or effectuating the provisions of this Agreement, the Note, the Guarantee and the other Investment Documents. Upon exercise by the Purchaser of any power, right, privilege or remedy pursuant to this Agreement or any other Investment Document which requires any Consent, each of the Company Parties will execute and deliver, and will cause any other Persons to execute and deliver, all applications, certifications, instruments and other documents and papers that may be required to be obtained for such Consent. Promptly upon request by the Purchaser, each of the Company Parties shall correct any material defect or error that may exist or be discovered in this Agreement, the Note, the Guarantee or any other Investment Document or in the execution, acknowledgment, filing or recordation thereof. Promptly upon request by the Purchaser, each of the Company Parties shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, notices of assignment, transfers, certificates, assurances and other instruments as the Purchaser may require from time to time in order to (i) carry out more effectively the purposes of the Investment Documents, (ii) to the fullest extent permitted by applicable law, subject each Company Parties' properties, assets, rights or interest to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the rights granted or now or hereafter intended to be granted to the Purchaser under any Investment Document or under any other instrument executed in connection with any Investment Document to which any Company Party is to be a party.

         8.20 FINANCIAL COVENANTS.

                  (a) INTEREST COVERAGE RATIO. The Company shall not permit the Interest Coverage Ratio for any period set forth below to be less than the ratio set forth opposite such period below:

                                   PERIOD                            RATIO
                                   ------                            -----
Twelve (12) month period ending on December 31, 2001             1.35 to 1.00

Twelve (12) month period ending on March 31, 2002                1.44 to 1.00

Twelve (12) month period ending on June 30, 2002                 1.49 to 1.00

Twelve (12) month period ending on September 30, 2002            1.49 to 1.00

Twelve (12) month period ending on December 31, 2002             1.49 to 1.00

Twelve (12) month period ending on March 31, 2003                1.53 to 1.00

Twelve (12) month period ending on June 30, 2003                 1.62 to 1.00

Twelve (12) month period ending on September 30, 2003            1.62 to 1.00

                  (b) FIXED CHARGE COVERAGE RATIO. The Company shall not permit the Fixed Charge Coverage atio for any period set forth below to be less than the ratio set forth opposite such period below:


                                   PERIOD                            RATIO
                                   ------                            -----
Twelve (12) month period ending on December 31, 2001             0.85 to 1.00

Twelve (12) month period ending on March 31, 2002                1.04 to 1.00

Twelve (12) month period ending on June 30, 2002                 1.08 to 1.00

Twelve (12) month period ending on September 30, 2002            1.08 to 1.00

                                      49

                                   PERIOD                            RATIO
                                   ------                            -----
Twelve (12) month period ending on December 31, 2002             1.08 to 1.00

Twelve (12) month period ending on March 31, 2003                1.08 to 1.00

Twelve (12) month period ending on June 30, 2003                 1.08 to 1.00

Twelve (12) month period ending on September 30, 2003            1.08 to 1.00

                  (c) MINIMUM EBITDA. The Company shall achieve EBITDA for each period set forth below of not less than the amount set forth opposite such period below:

                                   PERIOD                             AMOUNT
                                   ------                             ------
Twelve (12) month period ending on December 31, 2001             $    13,500,000

Twelve (12) month period ending on March 31, 2002                $    13,950,000

Twelve (12) month period ending on June 30, 2002                 $    15,300,000

Twelve (12) month period ending on September 30, 2002            $    16,200,000

Twelve (12) month period ending on December 31, 2002             $    16,650,000

Twelve (12) month period ending on March 31, 2003                $    17,100,000

Twelve (12) month period ending on June 30, 2003                 $    18,000,000

Twelve (12) month period ending on September 30, 2003            $    18,000,000

         8.21 SENIOR STATUS. The Obligations shall constitute "Senior Debt" as defined in the New Heller Note and the 13% Indenture. The Obligations shall constitute "Designated Senior Debt" as defined in the 13% Indenture.

         8.22 10 1/2% NOTES. It is mutually agreed that the Obligations rank pari passu with the Indebtedness evidenced by the 10 1/2% NoteS.

         8.23 LIEN ON REALTY. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by Mortgages upon all Real Property of the Company Parties now or hereafter owned. No later than thirty (30) days after the Closing, (i) the Company Parties shall execute, deliver and cause to be recorded, Mortgages on each of the Real Properties owned by the Company Parties, and (ii) the Company Parties shall cause the title company to issue to Purchaser, mortgagee title insurance policies with respect to such Mortgages satisfying the requirements set forth below. The Company Parties shall deliver to Purchaser, at the Company Parties' expense, mortgagee title insurance policies issued by a title insurance company satisfactory to the Purchaser, which policies shall be in form and substance satisfactory to the Purchaser and shall insure a valid second Lien in favor of the Purchaser, on the Real Property covered by each Mortgage, subject only to those exceptions reasonably acceptable to the Purchaser and its counsel. The Company Parties shall exercise their respective reasonable best efforts to obtain lien waivers and entry agreements, all in form and substance reasonably satisfactory to the Purchaser, from the landlords and licensors of all Real Property leased or licensed to any of the Company Parties (the "LIEN WAIVERS"). The Company Parties shall exercise their respective reasonable best efforts to deliver to Purchaser, Lien Waivers, satisfying the requirements set forth above, from the landlords and licensors of each of the Real Properties set forth on
SCHEDULE 3.16. The Company Parties shall deliver to the Purchaser such other documents, including, without limitation, as-built survey prints of the Real Property, as the Purchaser and its counsel may request relating to the Real Property subject to the Mortgages.

         8.24 OPINIONS. No later than thirty (30) days after Closing, the Company Parties shall deliver to the Purchaser opinions of legal counsel in the states of California and Texas in form and substance as may reasonably be required by the Purchaser with respect to the Mortgages on the Real Property of the Company Parties.

         8.25 DELIVERY OF COLLATERAL. Upon the termination of the Bank Credit Documents, the Company will deliver to the Purchaser any property constituting "Collateral" as collateral for the Obligations that had been held by the Bank.

9. NEGATIVE COVENANTS. The Company and Guarantor jointly and severally covenant and agree, so long as any Obligations remain outstanding, as to the following negative covenants:

         9.1 MERGERS; CONSOLIDATIONS; ACQUISITIONS; STRUCTURAL CHANGES. No Company Party shall (i) be acquired, merge, consolidate or amalgamate, or permit any Subsidiary to be acquired, merge, consolidate or amalgamate, with or into any Person or permit any Person to acquire control of any Company Party, (ii) acquire, or permit any of their respective Subsidiaries to acquire, all or any substantial part of the Properties of any Person, (iii) change, or permit any Subsidiary to change, its state of incorporation or organization or Type of Organization, or (iv) change, or permit any Subsidiary to change, its legal name, except for (a) mergers of any Subsidiary of the Company into the Company or another Subsidiary of Company and (b) acquisitions of assets consisting of fixed assets or real property that constitute Capital Expenditures permitted under SECTION 9.10.

         9.2 LOANS. No Company Party shall make, or permit any Subsidiary to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business and advance payments made for Christmas tree purchases in the ordinary course of business) to any Person other than Subsidiary Loans (as provided for and defined in the Bank Credit Agreement (as in effect on the date hereof)).

                                      51
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         9.3 TOTAL INDEBTEDNESS. No Company Party shall create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Indebtedness for Money Borrowed, except:

                  (a) Obligations under the Note;

                  (b) Obligations owing to the Bank under the Bank Credit Agreement in a principal amount of up to $55,000,000 (plus, to the extent added to principal, (i) interest with respect to such principal amount and (ii) the costs described in Sections 2.9 and 12.2 of the Bank Credit Agreement (as in effect on the date hereof)), minus the amount of all mandatory principal payments and permanent commitment reductions actually made;

                  (c) Indebtedness evidenced by the 13% Notes in an aggregate principal amount not to exceed $52,900,000;

                  (d) Indebtedness evidenced by the New Heller Note;

                  (e) (Intentionally omitted);

                  (f) Indebtedness existing on the date of this Agreement as set forth on SCHEDULE 9.3;

                  (g) Indebtedness of any Subsidiary of the Company resulting from a Subsidiary Loan (as provided for and defined in the Bank Credit Agreement, as in effect on the date hereof);

                  (h) Permitted Purchase Money Indebtedness;

                  (i) Obligations incurred in connection with interest rate protection arrangements; and

                  (j) Unsecured Indebtedness for Money Borrowed in an aggregate principal amount not to exceed at any time in the aggregate $1,000,000.

         9.4 AFFILIATE TRANSACTIONS. No Company Party shall enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate of any Company Party, except (i) in the ordinary course of and pursuant to the reasonable requirements of such Company Party's business and upon fair and reasonable terms which are fully disclosed to the Purchaser and are no less favorable to the Company Party than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Company Party and (ii) usual and customary employment agreements and indemnification arrangements contained in a Company Party's or a Subsidiary's formation documents in effect on the date hereof.

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         9.5 LIMITATION ON LIENS. No Company Parties shall create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following (each a "PERMITTED LIEN"):

                  (a) Liens at any time granted in favor of Purchaser;

                  (b) Liens at any time granted in favor of Bank under the Bank Credit Agreement (as in effect on the date hereof);

                  (c) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in SECTION 3.17, but only if in the Purchaser's reasonable judgment such Lien does not adversely affect the Purchaser's rights or the priority of the Purchaser's Lien in the Collateral;

                  (d) Liens arising in the ordinary course of the business of a Company Party by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of the Company Parties or materially impair the use thereof in the operation of the business of the Company Parties;

                  (e) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                  (f) Such other Liens existing on the date of this Agreement and listed on SCHEDULE 9.5 hereto;

                  (g) So long as no Event of Default has occurred and is continuing, attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of the Company Parties or materially impair the use thereof in the operation of the Company Parties' businesses;

                  (h) Reservations, exceptions, easements, rights of way and other similar encumbrances affecting Real Property; provided that, in Purchaser's sole judgment, such exceptions do not in the aggregate materially detract from the value of such Property or materially interfere with the use of such Property in the ordinary course of the Company Parties' business, and if such Property constitutes Collateral, Purchaser has consented thereto; and

                  (i) Such other Liens as the Purchaser may hereafter approve in writing.

         9.6 PAYMENTS AND AMENDMENTS OF SUBORDINATED DEBT. No Company Parties shall:

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                  (a) Make or permit any Subsidiary to make any payment of any part or all of any Subordinated Debt, the New Heller Note or any principal on the Oda Note or take any other action or omit to take any other action in respect of any Subordinated Debt, the Heller Note or the Oda Note except in accordance with the subordination agreement relative thereto (or in the case of the 13% Notes, the subordination provisions set forth in the 13% Indenture); or

                  (b) Without Purchaser's prior written consent, agree to (i) any amendment or other modification of the subordination provisions of any documentation evidencing or relating to any Subordinated Debt or (ii) any other amendment or other modification to any documentation evidencing any Subordinated Debt that would increase the interest rate applicable thereto, accelerate the maturity date of any payment owing in respect thereof (including any redemption, prepayment or defeasance provision or the Company's obligation to pay cash interest) or otherwise modify any of the provisions of such Subordinated Debt in any manner that adversely affects the Company or the Purchaser.

         9.7 AMENDMENTS REGARDING PREFERRED STOCK. Without the Purchaser's prior written consent, agree to any amendment or other modification to the documentation relating to the Series A Preferred Stock, the Series B Preferred Stock or the Series B-1 Preferred Stock that would increase the interest or dividend rate applicable thereto, accelerate the maturity date of any payment owing in respect thereof (including any redemption, prepayment or defeasance provision or the Company's obligation to pay cash dividends) or otherwise modify any of the provisions of such preferred stock in any manner that adversely affects the Company or the Purchaser.

         9.8 AMENDMENTS OF BANK CREDIT DOCUMENTS. No Company Party shall amend or modify any Bank Credit Document with respect to the total amount of the overadvance facility under the Bank Credit Agreement (as in effect on the date hereof) and the amount outstanding under such overadvance facility shall not exceed $10,000,000 at any point in time.

         9.9 DISTRIBUTIONS. No Company Parties shall declare or make, or permit any Subsidiary to declare or make, any Distributions (other than Distributions made when no Default or Event of Default exists to the Company by a Subsidiary) except for redemptions of stock or options issued to employees whose employment has been terminated, provided that (i) such redemptions shall not exceed $300,000 in the aggregate and (ii) Availability (as provided for and defined in the Bank Credit Agreement (as in effect on the date hereof)) equals or exceeds $3,000,000 after giving effect to any such redemptions. The Company Parties shall elect, as provided in the New Heller Note, to capitalize all interest payments and shall not elect to make any interest payments in cash with respect to the New Heller Note.

         9.10 CAPITAL EXPENDITURES. No Company Parties shall make Capital Expenditures (including, without limitation, by way of capitalized leases), excluding any reinvestments in Equipment as described in the Collateral Documents and any casualty insurance proceeds received by the Company or any of its Subsidiaries which are spent to replace Collateral which is

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lost or destroyed, which, in the aggregate, as to the Company and all of its
Subsidiaries, exceed (i) $6,050,000 for the Fiscal Year ending December 31, 2001, and (ii) $6,600,000 for each other Fiscal Year commencing with the Fiscal Year ending December 31, 2002, except that any unused portion of the Capital Expenditure allowance for any Fiscal Year may be carried over to the immediately succeeding Fiscal Year to be used in such succeeding Fiscal Year after all of the Capital Expenditure allowance for that Fiscal Year has been used.

         9.11 DISPOSITION OF ASSETS. No Company Parties shall sell, lease or otherwise dispose of any of, or permit any Subsidiary to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a Sale and Leaseback Transaction or securitization transaction or the sale of any stock of a Subsidiary, to or in favor of any Person, except for:

                  (a) so long as no Event of Default has occurred and is continuing, sales of Inventory in the ordinary course of business;

                  (b) transfers of Property to the Company by a Subsidiary of the Company; and

                  (c) dispositions of Equipment pursuant to Section 6.4.2 of the Bank Credit Agreement (as in effect on the date hereof).

         9.12 ADDITIONAL SECURITIES. The Company shall not permit any other Company Party or Subsidiary to issue any additional Securities except director's qualifying shares. No Company Party shall issue or create any Security that provides for redemption, right to repurchase exercisable at the holder's option, creation of a sinking fund or cash dividend payable prior to the maturity of the Note.

         9.13 BILL-AND-HOLD SALES, ETC. Except pursuant to the Conditional Sales Program, no Company Parties shall make, or permit any Subsidiary to make, a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis or any sale on a repurchase or return basis.

         9.14 RESTRICTED INVESTMENT. No Company Parties shall make or have, or permit any Subsidiary to make or have, any Restricted Investment.

         9.15 SUBSIDIARIES AND JOINT VENTURES. No Company Parties shall create, acquire or otherwise suffer to exist any Subsidiary or joint venture arrangement other than the Company's ownership of the Guarantors.

         9.16 TAX CONSOLIDATION. No Company Parties shall file or consent to the filing of any consolidated income tax return with any Person (other than Company).

         9.17 FISCAL YEAR END. No Company Parties shall change, or permit any Subsidiary to change, its Fiscal Year.

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         9.18 LIMITATIONS ON PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. No
Company Parties shall permit any Subsidiary to grant or otherwise agree to or suffer to exist any consensual restrictions on the ability of such Subsidiary to pay dividends and make other distributions to the Company, or to pay any Indebtedness owed to the Company or transfer properties and assets to the Company.

         9.19 CHANGE IN BUSINESS. The Company Parties shall not engage in any material line of business substantially different from those lines of business carried on by it at the date hereof.

         9.20 SUBORDINATION. The Company Parties shall not, without the prior written consent of the Purchaser, directly or indirectly, contingently or otherwise, create, incur, assume, guaranty, suffer to exist or become or remain liable with respect to any Indebtedness that is pari passu with or senior in right of payment to the Indebtedness for Money Borrowed evidenced by the Note and the Guarantee, except for the obligations under the Bank Credit Documents (as in effect on the date hereof) or with respect to up to $5,000,000 in principal amount of the 10 1/2% Notes.

         9.21 ACCOUNTING CHANGES. No Company Party shall make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

         9.22 HAZARDOUS SUBSTANCES. No Company Party shall use, generate, manufacture, install, treat, Release, store or dispose of any Hazardous Substances, except in material compliance with all applicable Environmental Laws.

10.      DEFAULTS AND REMEDIES.

         10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (each an "EVENT OF DEFAULT"):

                  (a) The Company shall fail to pay as and when due (whether at stated maturity, upon acceleration or demand or required prepayment or otherwise) any principal, premium, if any, interest (in the case of interest payments only, such failure continues for five (5) days after the date thereof) and annual renewal fee payable under the Note or any Company Party shall fail to make any other payment of any other amounts (including, without limitation, fees, costs or expenses) payable under this Agreement, the Note, the Guarantee or any other Investment Document (whether at stated maturity, upon acceleration or demand or required prepayment or otherwise) and with respect to such other amounts shall fail to make payments within ten (10) day's written notice thereof;

                  (b) Any Company Party shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under SECTION 8.4, SECTION 8.20 or SECTION 9;

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

                  (c) Any Company Party shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under this Agreement, the Note or any other Collateral Documents and other Investment Document (other than the agreements, covenants or obligations expressly covered by clauses (a) and (b) of SECTION 10.1 and, if such breach or failure can be cured, such breach or failure continues and shall not have been remedied within thirty (30) calendar days after the first occurrence of such breach or failure;

                  (d) Any representation, warranty or other statement made or furnished to the Purchaser by or on behalf of the Company, any Subsidiary or any Guarantor under this Agreement or any other Investment Document or any instrument, certificate or financial statement furnished in compliance with or in reference thereto shall be false or misleading or incorrect in any material respect when made (or deemed made);

                  (e) Any of the Bank Credit Documents shall terminate (other than mortgages released under the Bank Credit Agreement) or the Bank shall notify the Company of the termination of its Revolving Loan Commitment (as defined in the Bank Credit Agreement);

                  (f) (i) Any Company Party shall default in the payment (whether at stated maturity, upon acceleration or demand or required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other Indebtedness for Money Borrowed with a principal amount in excess of $500,000, individually or in the aggregate, or (ii) any other breach or default (or other event or condition) shall occur under any agreement, indenture or instrument evidencing or governing any such other Indebtedness or Other Debt Document, if (a) the payment or maturity of such Indebtedness is accelerated in consequence of such Event of Default, (b) demand for payment of such Indebtedness is made, or (c) any collection action in respect thereof is commenced.

                  (g) Any Investment Document, or any material provision thereof, shall cease to be of full force and effect, valid and enforceable, for any reason other than in accordance with its terms, or any Company Party shall contest or purport to repudiate or disavow any of its obligations under or the validity or enforceability of any Investment Document or any material provision thereof, including by operation of law, or any Collateral Document or financing statement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected priority lien (subject only to Permitted Liens) and on security interest on the Collateral purported to be covered thereby;

                  (h) Any Company Party shall cease to be Solvent or there shall be commenced against any Company Party an involuntary case seeking the liquidation or reorganization of such Person under the Bankruptcy Laws or any similar proceeding under any other Applicable Laws or an involuntary case or proceeding seeking the appointment of a receiver, custodian, trustee or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) any

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such Person consents to such involuntary case or proceeding or fails to diligently contest it in good faith, (ii) the petition commencing the involuntary case or proceeding is not timely controverted, (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of sixty (60) days, or (iv) an order for relief shall have been issued or entered therein or a receiver, custodian, trustee or similar official appointed;

                  (i) Any Company Party (i) shall make any offer of settlement, extension or composition to its unsecured creditors generally, or institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Laws or any similar proceeding under any other Applicable Laws, or shall consent thereto, (ii) shall consent to the conversion of an involuntary case to a voluntary case, (iii) shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a receiver, custodian, trustee or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, (iv) shall make a general assignment for the benefit of creditors, (v) shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts generally, or (vi) the Board of Directors of any such Person (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing;

                  (j) Any Company Party shall suffer any Judgment Lien;

                  (k) There shall occur any material loss, theft, damage or destruction of any of the Collateral such that the aggregate value of such Collateral MINUS the amount of such Collateral covered by insurance exceeds $500,000;

                  (l) (i) There shall occur a cessation of a substantial part of the business of any Company Party for a period which significantly and adversely affects such Company Party's capacity to continue its business on a profitable basis; or any Company Party shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Company Party which is necessary to the continued or lawful operation of its business; or any Company Party shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Company Party leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

                  (m) A Reportable Event shall occur which, in the Purchaser's determination, constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Benefit Plan or for the appointment by the appropriate United States district court of a trustee for any Benefit Plan, or if any Benefit Plan shall be terminated or any such trustee shall be requested or appointed, or if any Company Party is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Company Party's

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complete or partial withdrawal from such Benefit Plan and any such event would reasonably be expected to have a Material Adverse Effect;

                  (n) Any Company Party shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of any Company Party which shall be reasonably expected to have a Material Adverse Effect or a material and adverse impact on the reputation or goodwill of any Company Party;

                  (o) There shall occur any Change in Control;

                  (p) Any order, decree, fine or penalty shall be entered against or imposed upon any of the Company Parties or any of the Real Properties with respect to an Environmental Condition where the cost of compliance or the amount of such fine or penalty is reasonably expected, individually or in the aggregate, to exceed $250,000;

                  (q) Any inquiry, investigation or administrative or judicial proceeding is commenced against any of the Company Parties with respect to any Environmental Conditions which is reasonably expected, individually or in the aggregate, to result in a liability equal to or in excess of $250,000; or

                  (r) Any Tax assessment Lien equal to or in excess of $250,000 shall be entered against any Company Party.

         Any adjustments in the interest rate under the Note or other remedies available to the Purchaser hereunder or thereunder shall begin to apply immediately upon the occurrence of an Event of Default or, in the case of clauses (h) and (i) above, immediately prior to an Event of Default.

         10.2 ACCELERATION. If any Event of Default (other than an Event of Default specified in clause (h) or (i) of SECTION 10.1) occurs and is continuing, the Purchaser may, by written notice to the Company, declare all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts under the Note, and all other Obligations, to be due and payable. Upon any such declaration of acceleration, such principal, premium, if any, interest and other amounts shall become immediately due and payable. If an Event of Default specified in clause (h) or (i) of SECTION 10.1 occurs, all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts under the Note, and all other Obligations, shall become immediately due and payable without any declaration or other act on the part of the Purchaser. The Company Parties hereby waive all presentment for payment, demand and notice of demand, protest, notice of protest and notice of dishonor, notice of nonpayment, diligence and all other notices of any kind to which it may be entitled under Applicable Laws or otherwise.

         10.3 SET OFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under any Applicable Law and not by way of limitation of any such rights, during the

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continuance of any Event of Default, the Purchaser is hereby authorized by the
Company at any time or from time to time, with reasonably prompt subsequent notice to the Company (any prior or contemporaneous notice to Company being hereby expressly waived) to set off and to appropriate and to apply any and all
(i) balances held by the Purchaser at any of its offices for the account of any Company Party (regardless of whether such balances are then due to such Company Party), and (ii) other property at any time held or owing by the Purchaser to or for the credit or for the account of any Company Party, against and on account of any of the Obligations.

         10.4 OTHER REMEDIES. If any Default or Event of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights and remedies under this Agreement and any other Investment Document by exercising all rights and remedies available under this Agreement, any other Investment Document or Applicable Laws (including, without limitation, the UCC), either by suit in equity or by action at law, or both, whether for the collection of principal of or interest on the Note, to enforce the specific performance of any covenant or other term contained in this Agreement or any other Investment Document. No remedy conferred in this Agreement upon the Purchaser is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         10.5 APPOINTMENT OF RECEIVER. In addition to all other rights, powers and remedies that the Purchaser has under this Agreement, any other Investment Document or Applicable Laws, the Purchaser shall, upon the occurrence of an Event of Default, be entitled (to the extent permitted by Applicable Laws), and the Company Parties hereby consent in advance, to the appointment of a receiver by any court of competent jurisdiction to take control of the Company Parties for the purpose of operating and thereafter selling any Company Party to satisfy obligations to creditors, including the Purchaser.

         10.6 WAIVER OF PAST DEFAULTS. The Purchaser may, by written notice to the Company, waive any specified Default or Event of Default and its consequences with respect to this Agreement, the Note or any other Investment Document; PROVIDED, HOWEVER, that no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of the Purchaser which may arise as a result of such other Default or Event of Default.

11. WAIVER. The Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the Company Parties, (b) waive any inaccuracies in the representations or warranties of the Company Parties or (c) waive compliance with any of the conditions, covenants or agreements of the Company Parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Purchaser. Any waiver of the breach of any term or condition shall not be construed as a waiver of any other breach or as a subsequent waiver of the same term or condition, or as a waiver of any other term or condition of this Agreement, the Note or any other Investment Document. The failure by the Purchaser to assert, or any delay by Purchaser in asserting any of its rights under this Agreement, the Note, or any other Investment Document shall not constitute a waiver of any such rights and

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no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right.

12. POWER OF ATTORNEY. The Company and the Guarantors hereby irrevocably designate, make, constitute and appoint the Purchaser (and all Persons designated by the Purchaser) as the Company's and each Guarantor's true and lawful attorney (and the agent-in-fact), to endorse the Company's and any Guarantor's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of the Purchaser or under the Purchaser's control, at such time or times as the Purchaser or said agent, in its sole discretion, may determine without notice to the Company or the Guarantors, but at the cost and expense of the Company and the Guarantors. The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

13. MISCELLANEOUS.

         13.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; PURCHASER INVESTIGATION. All representations, warranties, covenants and agreements of the Company Parties (or any one of them) contained herein, or made in writing by or on behalf of them pursuant hereto or in connection herewith, shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Notes, the repayment of the Note and the due diligence or other investigation of the Company Parties and their Affiliates made by and on behalf of the Purchaser. The Company and the Guarantors hereby agree that neither the Purchaser's review of the books and records or condition (financial or otherwise), business, assets, properties, operations or prospects of any Person, nor any other due diligence investigation conducted by or on behalf of the Purchaser, shall be deemed to modify the representations and warranties of the Company and the Guarantors contained in this Agreement or any other Investment Document or to constitute knowledge by the Purchaser of the existence or absence of any facts or any other matters so as so reduce the Purchaser's right to rely on the accuracy of the representations and warranties of the Company and the Guarantors contained in this Agreement or any other Investment Document.

         13.2 CONSENT TO AMENDMENTS. No amendment, supplement or other modification to this Agreement or any other Investment Document shall be effective unless in writing and signed by the Purchaser, and the Company Parties may take any action herein prohibited, or omit to perform any act herein required to be performed by them, if, and only if, the Company Parties shall have obtained the prior written consent of the Purchaser to such action or omission. No course of dealing between the Company Parties, on the one hand, and the Purchaser (or any successor or assignee thereof), on the other hand, nor any delay in exercising any rights hereunder or under the Note or any other Investment Document shall operate as a waiver of any rights of the Purchaser (or any other Holder).

         13.3 ENTIRE AGREEMENT. This Agreement, together with the Exhibits and the Disclosure Schedules which are all incorporated herein by this reference and are an integral part of this

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Agreement, the Note and the other Investment Documents constitute the full and entire agreement and understanding between the Purchaser, on the one hand, and the Company Parties, on the other hand, relating to the subject matter hereof and thereof, and supersede all prior oral and written, and all contemporaneous oral agreements and understandings relating to the subject matter hereof, including, without limitation, the Letter dated November 7, 2001 between the Company and the Purchaser. If any words have been added or deleted in this Agreement or any related document as compared to any prior draft thereof, this Agreement and the related documents shall be construed without reference to such prior drafts and no implication shall be made regarding any such additions or deletions.

         13.4 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         13.5 SUCCESSORS AND ASSIGNS; ASSIGNMENTS. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns. No Company Party shall assign any of its rights and obligations hereunder or any interest herein or therein without the prior written consent of the Purchaser. The Purchaser may, at any time and from time to time without the consent of the Company or any Guarantor, assign, transfer or delegate to one or more Persons (each an "ASSIGNEE") all or any part of its right, title and interest in and to this Agreement and the other Investment Documents, including, without limitation, all or any part of the Obligations, subject to compliance with applicable federal and state securities laws; PROVIDED, HOWEVER, that, in any privately negotiated transaction involving a sale or assignment of any such right, title or interest, the transferor shall obtain from the Assignee in writing investment intent representations which would be customarily obtained in transactions of such nature; and PROVIDED FURTHER, that the Company Parties shall continue to deal solely and directly with the transferor in connection with any right, title or interest so assigned until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company. Notwithstanding the foregoing, the Purchaser may not assign any of its rights and obligations hereunder, or any interest herein or therein, to any Person that, by virtue of its primary line of business, is a direct competitor of the Company.

         13.6 CERTAIN AGREEMENTS OF THE COMPANY PARTIES. Each Company Party agrees that (i) it will use its best efforts to assist and cooperate with the Purchaser in any manner reasonably requested by the Purchaser to effect the sale of participation in or assignments of any of the Investment Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and participants, and (ii) the Purchaser may disclose credit information regarding any Company Party to any potential participant or assignee.

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         13.7 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) if transmitted by telecopier with receipt acknowledged, or (ii) upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or (iii) the next Business Day, if sent by a nationally recognized overnight courier for next Business Day delivery, addressed as follows:

                                    If to the Purchaser, to:

                                    Catalyst Equity Fund, L.P.
                                    c/o Catalyst Equity Partners, L.L.C.
                                    101 Eisenhower Parkway, 3rd Floor
                                    Roseland, NJ 07068
                                    Attention:  Michael E. France
                                    Telephone:  (973) 618-5100
                                    Telecopier:  (973) 618-9430

                                    With a copy to:

                                    Catalyst Equity Fund, L.P.
                                    c/o Catalyst Equity Partners, L.L.C.
                                    248 Main Street, Suite 100
                                    Half Moon Bay, CA  94019
                                    Attention:  George Skegas
                                    Telephone:  (650) 712-7300
                                    Telecopier:  (650) 726-6932

                                    With an additional copy to:

                                    Riordan & McKinzie
                                    300 South Grand Avenue
                                    Suite 2900
                                    Los Angeles, CA  90071
                                    Attention:  Cynthia M. Dunnett
                                    Telephone:  (213) 229-8526
                                    Telecopier:  (213) 229-8550

                                      63
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                                    If to the Company Parties (or any one of
                                    them), to:

                                    c/o Color Spot Nurseries, Inc.
                                    3478 Buskirk Avenue
                                    Pleasant Hill, CA  94523
                                    Attention:  Chief Executive Officer
                                    Telecopier:  (925) 935-0566

                                    With a copy to:

                                    Brownstein Hyatt & Farber, P.C.
                                    410 17th Street
                                    Denver, CO  80202-4437
                                    Attention:  Steven S. Siegel
                                    Telephone:  (303) 223-1100
                                    Telecopier:  (303) 223-1111

or at such other address or addresses as the Purchaser or the Company, as the case may be, may specify by written notice given in accordance with this SECTION 13.7.

         13.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         13.9 GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         13.10 LIMITATION OF LIABILITY. No claim shall be made by any Company Party or any of its or their Affiliates against the Purchaser, or any Affiliates, partners, directors, officers, employees, agents, representatives, attorneys, accountants or advisors of the Purchaser, for any special, indirect, consequential, incidental or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Investment Document, or any act, omission or event occurring in connection therewith. Each of the Company Parties hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                                      64
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         13.11 PUBLICITY. The Company Parties and their Affiliates will consult with the Purchaser before issuing, and provide the Purchaser reasonably ample time and opportunity to review and comment upon, and use reasonable efforts to agree on the form and substance of, any press release or other public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make such other public announcement prior to such consultation, except as required under Applicable Laws. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. The Company Parties hereby consent to the preparation and publication by the Purchaser of an advertisement "tombstone" publicly disclosing the closing of the transactions contemplated by this Agreement.

         13.12 WAIVER OF TRIAL BY JURY. EACH OF THE COMPANY PARTIES AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, ANY OTHER INVESTMENT DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF PURCHASER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

         13.13 CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Investment Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Investment Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Investment Documents, the provision contained in this Agreement shall govern and control.

         13.14 TIME OF ESSENCE. Time is of the essence of this Agreement, the Note, the Guarantee, and the other Investment Documents and Collateral Documents.

         13.15 INTERPRETATION. No provision of this Agreement or any of the other Investment Documents or Collateral Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         13.16 CONSENT TO FORUM. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE COMPANY PARTIES OR THE PURCHASER, EACH OF THE COMPANY PARTIES HEREBY CONSENTS AND AGREES THAT THE STATE COURTS OF NEW JERSEY, OR, AT THE PURCHASER'S OPTION, THE UNITED STATES DISTRICT COURT OF NEW

                                      65
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JERSEY, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR
DISPUTES BETWEEN THE COMPANY PARTIES ON THE ONE HAND AND THE PURCHASER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. THE COMPANY PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY PARTIES HEREBY WAIVE ANY OBJECTION WHICH THE COMPANY PARTIES MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE COMPANY PARTIES HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY PARTIES AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH COMPANY PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE PURCHASER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                             COMPANY:

                             COLOR SPOT NURSERIES, INC.,
                             a Delaware corporation

                             By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                             GUARANTORS:

                             COLOR SPOT CHRISTMAS TREES, INC.,
                             a Delaware corporation

                             LONE STAR, INC.,
                             a Delaware corporation

                             LSGR HOLDINGS, INC.,
                             a Delaware corporation

                             ODA NURSERY INC.,
                             a California corporation


                             By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                             LONE STAR GROWERS, L.P.,
                             a Delaware limited partnership


                             By:      LONE STAR, INC.
                                      Its:  General Partner


                                      By:
                                            ------------------------------------
                                            Name:
                                            Title:

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT
                                   PURCHASER:

                                   CATALYST EQUITY FUND, L.P.,
                                   a Delaware limited partnership

                                   By: CATALYST EQUITY FUND PARTNERS, L.L.C., a Delaware limited liability company

                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:




                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

                           [Letterhead of the Company]




                                                                         , 200__


         The undersigned, the chief financial officer of Color Spot Nurseries, Inc., a Delaware corporation (the "Company"), on behalf of the Company in his capacity as Chief Financial Officer, gives this certificate to Catalyst Equity Fund, L.P., a Delaware limited partnership (the "Purchaser"), in accordance with the requirements of Section 8.5 of that certain Securities Purchase Agreement, dated November 20, 2001, by and among the Company, the Purchaser and the Guarantors listed therein ("Purchase Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

         1. Based upon my review of the balance sheet and statements of income of Borrower for the [fiscal year] [quarterly period] ending _________________, 20__, copies of which are attached hereto, I hereby certify that:

                  (i)      The Interest Coverage Ratio is _____ to _____;

                  (ii)     The Fixed Charge Coverage Ratio is _____ to _____;

                  (iii)    EBITDA is $__________; and

                  (iv) Capital Expenditures during the period and for the fiscal year to date total $________ and $_________, respectively.

                  [LIST OTHERS, IF ANY]

         2. No Default exists on the date hereof, other than:___________________ ___________________________ [if none, so state]; and

         3. No Event of Default exists on the date hereof, other than __________ _________________________ [if none, so state].

                                                     Very truly yours,




                                                     ___________________________
                                                     Chief Financial Officer